UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

The Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

The Bancorp

BUSINESS
THE PEOPLE
CONSUMERS
PERSONAL
FOCUS ON

2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

A MESSAGE FROM OUR
BOARD CHAIR & OUR CEO
DEAR FELLOW
STOCKHOLDERS:

On behalf of the Board of Directors of The Bancorp, Inc., we invite you to attend our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held Wednesday, May 29, 2024, at 10:00 a.m., Eastern Time.
The meeting will take place at our corporate headquarters in Wilmington, Delaware. Details regarding the business to be conducted at the Annual Meeting are described in this Proxy Statement.
Whether or not you plan to attend the Annual Meeting, please read the information contained in this Proxy Statement and vote your shares as soon as possible. We have provided information about voting and other matters related to the Annual Meeting in this Proxy Statement. Regardless of the number of shares you own, your vote is very important.
The Bancorp had an amazing year in 2023. We rode the waves of market turmoil and interest rate hikes and demonstrated the superiority of our rigorous commitment to our business partners, safety and soundness, and stockholder advocacy. The strength of our business model and our comprehensive and integrated risk management showed that sound fundamental banking can reduce event risk and create opportunities for exemplar performance, even in times of economic dislocations.
We are not resting on our proverbial laurels. Our Board and management are absolutely committed to maintaining our status as one of the lower risk, highest return, and most unique and advantaged banks in the entire financial system.
Thank you for joining us as we endeavor to continue to develop financial solutions that empower both consumers and businesses by generating greater financial system access and efficiency. We appreciate your continued confidence and support in the coming year.
Sincerely,

James J. McEntee III Board Chair	Damian M. Kozlowski Director and CEO, The Bancorp, Inc. President, The Bancorp Bank, N.A.

“OUR BOARD AND MANAGEMENT ARE ABSOLUTELY
COMMITTED TO MAINTAINING OUR STATUS AS ONE OF THE LOWER RISK, HIGHEST RETURN, AND MOST UNIQUE AND ADVANTAGED BANKS IN THE ENTIRE FINANCIAL SYSTEM.”

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

The Bancorp, Inc.
409 Silverside Road, Suite 105
Wilmington, DE 19809

TIME & DATE:	LOCATION:	RECORD DATE:
Wednesday, May 29, 2024 at 10:00 a.m. Eastern Time	409 Silverside Road, Suite 105 Wilmington, Delaware 19809	Close of business on April 2, 2024
To the Stockholders of THE BANCORP, INC.:
Notice is hereby given that the 2024 annual meeting of stockholders (the “Annual Meeting”) of The Bancorp, Inc., a Delaware corporation (the “Company,” “we,” “our,” and “us”), will be held in person at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809 on Wednesday, May 29, 2024 at 10:00 a.m. Eastern Time, for the following purposes:
PROPOSALS TO BE VOTED	BOARD’S RECOMMENDATION
Proposal 1: To elect the 10 director nominees named in the proxy statement (the “Proxy Statement”) to serve until the 2025 annual meeting of stockholders.	FOR
Proposal 2: To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2023.	FOR

Proposal 3:
To ratify, in an advisory (non-binding) vote, the appointment of Crowe LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

FOR
Proposal 4: To approve the Company’s 2024 Equity Incentive Plan.	FOR
In addition, the Company may also transact such other business as may properly be brought before the Annual Meeting and any adjournment, recess, postponement, continuation, or rescheduling thereof. As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration other than the matters described in this Proxy Statement. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the Annual Meeting, for a period of 10 days ending on May 28, 2024 on a reasonably accessible electronic network or during ordinary business hours at the offices of the Company at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809.
Only stockholders who held our common stock, par value $1.00 per share (the “Common Stock”), at the close of business on April 2, 2024 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, AFTER CAREFULLY REVIEWING THE ACCOMPANYING PROXY MATERIALS, PLEASE FOLLOW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND PROMPTLY SUBMIT YOUR PROXY VIA THE INTERNET OR BY MAILING YOUR PROXY CARD USING THE POSTAGE-PAID ENVELOPE PROVIDED (IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS). YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE ANNUAL MEETING AND YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE ANNUAL MEETING. FOR MORE INFORMATION ABOUT VOTING YOUR SHARES, PLEASE REFER TO THE SECTION ENTITLED “GENERAL INFORMATION ABOUT THE 2024 ANNUAL MEETING.” IF YOU DO NOT PLAN ON VOTING IN PERSON AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY PRIOR TO MAY 28, 2024 AT 11:59 P.M. EASTERN TIME.
2	2024 PROXY STATEMENT

By order of the Board of Directors, Paul Frenkiel Secretary Wilmington, Delaware April 8, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 29, 2024:
IN ACCORDANCE WITH U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) RULES, WE ARE USING THE INTERNET AS OUR PRIMARY MEANS OF FURNISHING PROXY MATERIALS TO STOCKHOLDERS. ON OR ABOUT APRIL 9, 2024, WE WILL MAIL TO STOCKHOLDERS A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE OF INTERNET AVAILABILITY”), WHICH WILL CONTAIN INSTRUCTIONS FOR ACCESSING THE PROXY MATERIALS AND VOTING VIA THE INTERNET. THE NOTICE OF INTERNET AVAILABILITY WILL ALSO CONTAIN INSTRUCTIONS ON HOW YOU MAY ELECT TO RECEIVE A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS AT NO CHARGE.
THE COMPANY’S NOTICE OF ANNUAL MEETING, THIS PROXY STATEMENT, AND OUR 2023 ANNUAL REPORT (THE “ANNUAL REPORT”), WHICH INCLUDES OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, ARE AVAILABLE FREE OF CHARGE ON OUR CORPORATE WEBSITE AT HTTPS://INVESTORS.THEBANCORP.COM/
FINANCIAL-INFORMATION/PROXY-MATERIALS/DEFAULT.ASPX.

Special Note Regarding Forward-Looking Statements
The Company cautions that any forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this Proxy Statement or made by the Company, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Actual results may differ from those set forth in the forward-looking statements due to a variety of risk factors, including those contained in the Annual Report and the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company does not undertake, and specifically disclaims, any obligation to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as may be required by applicable law.
Incorporation by Reference and Website Information
Neither the Compensation Committee Report nor the Audit Committee Report included herein shall be deemed soliciting material or filed with the SEC, and neither those reports nor the Annual Report shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act except to the extent that we specifically incorporate such information by reference.
In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of or incorporated by reference into this Proxy Statement.

4	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
PROXY SUMMARY

The Board of Directors of the Company (the “Board of Directors” or the “Board”) is using this Proxy Statement to solicit proxies from the holders of its Common Stock for use at the Company’s 2024 Annual Meeting, which is first being sent or made available to stockholders on or about April 9, 2024. This summary highlights certain information contained in this Proxy Statement for the Annual Meeting. It does not contain all of the information stockholders should consider in making a voting decision. We encourage you to read the entire Proxy Statement before you vote.
Certain information provided in this Proxy Statement relates to The Bancorp Bank, National Association (“The Bancorp Bank, N.A.,” or the “Bank”), which is a wholly-owned subsidiary of the Company. We may refer to the Company and the Bank jointly as “The Bancorp.”
Annual Meeting Information
MEETING	DATE AND TIME	PLACE
2024 Annual Meeting of Stockholders	Wednesday, May 29, 2024 at 10:00 a.m. Eastern Time	409 Silverside Road, Suite 105 Wilmington, DE
EXCHANGE AND TICKER SYMBOL	STATE OF INCORPORATION	RECORD DATE
Nasdaq Global Select : TBBK	Delaware	Close of business on April 2, 2024
Voting Items and Board Recommendations
PROPOSALS	BOARD’S RECOMMENDATION	PAGE
1 Election of 10 director nominees to serve until the 2025 annual meeting of stockholders	FOR	11
2 Advisory (non-binding) approval of named executive officers’ compensation for fiscal year 2023	FOR	31
3 Advisory (non-binding) ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2024	FOR	52
4 Approval of the Company’s 2024 Equity Incentive Plan	FOR	55
Casting Your Vote
If you are a stockholder of record as of the Record Date, you can vote in one of three ways:

VIA THE INTERNET	BY MAIL	IN PERSON
Go to www.voteproxy.com.	If you received paper proxy materials, you can vote by written proxy card. Complete, sign and date your proxy card, and mail it back in the envelope provided.	Attend the Annual Meeting in person and vote your shares via ballot.
Please cast your vote as soon as possible. If you vote by internet or mail, your vote must be received no later than 11:59 p.m. Eastern Time on May 28, 2024. See “General Information About the 2024 Annual Meeting” for more information on voting your shares.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Board of Directors Highlights
The Board strives to maintain a highly engaged directorate, with balanced tenure and substantive expertise, that exemplifies the diversity, skills, and backgrounds necessary to effectively oversee the Company’s management team and serve the long-term interests of the Company’s stockholders. Collectively, members of the Board provide a stable leadership structure with a high degree of institutional knowledge and insightful perspectives to oversee our unique market position.
Board Structure
6	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Overview of the 10 Director Nominees
The following table provides the ages, tenures, independence status under applicable standards of The Nasdaq Stock Market (“Nasdaq”), and current committee membership of the 10 director nominees to be voted upon at the Annual Meeting.
	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	COMPENSATION	RISK	NOMINATING AND GOVERNANCE	EXECUTIVE	ESG
Michael J. Bradley	79	2005
Matthew N. Cohn	54	1999
Cheryl D. Creuzot	64	2021
Hersh Kozlov	76	2014
Damian M. Kozlowski	59	2016
William H. Lamb	84	2004
James J. McEntee III*	66	2000
Daniela A. Mielke	58	2019
Stephanie B. Mudick	68	2019
Mark E. Tryniski**	63	N/A
      Chair        Member
*
Denotes incumbent Chair of the Board

**
Denotes new director nominee

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Board Tenure, Composition, and Succession Planning
The Company’s Corporate Governance Guidelines highlight the importance of evaluating board composition and director succession. The Nominating and Governance Committee believes it is desirable for the Board to maintain a mix of experienced, tenured directors who possess institutional knowledge along with the addition of newer directors who have expertise and experience in areas identified in the Corporate Governance Guidelines. As appropriate, the Nominating and Governance Committee assesses the experience, skills, independence and diversity of nominees in the context of the current composition and needs of the Board. The Nominating and Governance Committee endeavors to identify nominees that possess diverse business experiences and appropriate skills to complement the existing Board. In addition, the Board is committed to evaluating a diverse pool of candidates in the director nomination process to further enhance diversity on the Board and add appropriate skills and experience in connection with succession planning at the Board level.
The charts below summarize the gender diversity, age, tenure, and independence of the 10 director nominees.
8	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Corporate Governance Highlights
The Board is committed to maintaining sound and effective corporate governance practices that conform to the highest standards of business ethics and integrity, provide robust oversight of management, and promote the long-term interests of stockholders.
BOARD INDEPENDENCE

Strong, Independent Leadership Structure: We have an independent Board Chair under applicable Nasdaq standards, and our standing committees are led by and composed exclusively of independent directors.

Substantial Majority of Independent Directors: The Board is composed of a substantial majority of independent directors. All director nominees are considered independent under applicable Nasdaq standards except the Company’s Chief Executive Officer.

Executive Sessions of Independent Directors: The Board and all Board Committees hold executive sessions without management present.
BOARD ACCOUNTABILITY
Annual Elections: All directors must be elected annually with no staggered or multi-year terms.
Majority Voting Standard: We utilize a majority of votes cast standard for uncontested director elections.
Actively Engaged Directors: We had 100% Board meeting attendance for each director in fiscal year 2023, and at least 75% committee meeting attendance for each director in fiscal year 2023.

Stock Ownership Requirements and Clawback: We have stock ownership guidelines for our directors and CEO, and an executive compensation clawback policy applicable to all executive officers that provides for the mandatory recovery, in the event of an accounting restatement, of erroneously awarded incentive-based compensation received by executive officers to the extent the compensation was awarded based on the attainment of a financial reporting measure.

Stockholder Engagement and Rights: We have adopted a one-share, one-vote standard—and we proactively engage with stockholders throughout the year. Stockholder feedback is regularly shared with the Board.

BOARD EFFECTIVENESS
Annual Evaluations: The Board and its standing Committees conduct an annual self-evaluation to assess effectiveness and identify opportunities for continuous improvement.
Director Skills and Succession Planning: The Board performs a periodic review of directors’ skill sets and identifies additional skills and experience desired as additional directors are appointed.

Committee Charters and Corporate Governance Guidelines: Committee charters are typically reviewed annually, in addition to other key documents, such as our Corporate Governance Guidelines, Conflicts of Interest Policy, Insider Trading Policy, and Code of Ethics and Business Conduct.

Performance Oversight: The Board regularly monitors Company and management performance against strategic agenda benchmarks.
Regular Board Committee Engagement with Management: Most Board Committees meet regularly and receive reporting from management at various levels.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
2023 Financial Performance Highlights
The Bancorp delivered strong growth and increasing levels of profitability in financial results for fiscal year 2023. As of December 31, 2023:
$7.7B	$192M	26%	2.6%
Our assets totaled approximately $7.7 billion.	We recorded net income of $192 million compared to $130 million in 2022.	We recorded 26% return on equity compared to 19% in 2022.	We recorded 2.6% return on assets compared to 1.8% in 2022.
Executive Compensation Highlights
Set forth below is a table illustrating key highlights of our compensation practices used to support our business strategies, align with our pay-for-performance philosophy, and exercise strong oversight to mitigate excessive risk-taking.
Practices We Employ:	Practices We Avoid:
Balanced Compensation Philosophy We have a balanced compensation philosophy, utilizing a mix of cash and equity, short-term and long-term elements, and fixed and variable (at risk) incentives.	No Employment Agreements We generally do not enter into employment agreements with our executive officers.
Pay for Performance A significant percentage of our executive officers’ total compensation (bonus and equity grants) is discretionary, and awarded based on our performance.	No Guaranteed Incentive Payouts We do not provide absolute or guaranteed incentive payouts regardless of performance.

Executives Subject to Clawback Policy
We have an executive compensation clawback policy applicable to all executive officers that provides for the mandatory recovery, in the event of an accounting restatement, of erroneously awarded incentive-based compensation received by executive officers to the extent the compensation was awarded based on the attainment of a financial reporting measure.

No Significant Perquisites Our executive officers are entitled to only limited perquisites.
Evaluate and Manage Risk The Compensation Committee reviews incentive compensation programs annually to ensure that our programs do not encourage excessive risk-taking.	No Hedging and Pledging We prohibit our employees, executive officers, and directors from engaging in pledging and hedging Company stock and derivatives.
Independent Expert Advice Pay Governance LLC, an independent advisor free of conflicts of interest, provides the Compensation Committee with expert executive compensation advice.	No Tax Gross-Ups We do not provide our executive officers with tax gross-ups in any of our compensation plans or agreements.
Benchmarking We use an appropriate peer group when establishing executive compensation.
Stockholder Alignment Our compensation philosophy encourages executive officers to own a meaningful personal stake in the Company.
10	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Director Nominees
The Board of Directors consists of 10 members. All directors are elected for a term of one year or until their successors are elected and qualified. The Board of Directors, upon the recommendation of its Nominating and Governance Committee, has nominated the individuals listed in the table below for election at the Annual Meeting for a term to expire at the annual meeting to be held in 2025 or until their successors are elected and qualified.
The Nominating and Governance Committee identifies and recommends candidates to serve on the Board of Directors. The Board of Directors has not adopted specific minimum qualifications for service on the Board, but rather has established a set of standards for evaluating director nominees as set forth in our Corporate Governance Guidelines, as described in further detail below in the “Director Nomination Selection Process” section. The Board of Directors seeks a mixture of skills that are relevant to the Company’s business as a financial holding company and the business of its subsidiary Bank.
The Board of Directors has nominated Mark E. Tryniski, who has not previously served on the Board of Directors. John M. Eggemeyer, who has served on the Board of Directors since 2016, is not standing for re-election at the Annual Meeting. The Board thanks Mr. Eggemeyer for his many contributions to the Company and the Bank.
NAME	AGE	PRINCIPAL OCCUPATION	INDEPENDENT	DIRECTOR SINCE
Michael J. Bradley	79	Retired Managing Director, BF Healthcare, Inc.		2005
Matthew N. Cohn	54	Vice Chairman, Advertising Specialty Institute, Inc.		1999
Cheryl D. Creuzot	64	President Emerita of Wealth Development Strategies, LLC & Wealth Development Strategies Investment Advisory, Inc.		2021
Hersh Kozlov	76	Partner, Duane Morris LLP		2014
Damian M. Kozlowski	59	Chief Executive Officer, The Bancorp, Inc. & President, The Bancorp Bank, N.A.		2016
William H. Lamb	84	Founding Partner, Lamb McErlane PC		2004
James J. McEntee III*	66	Managing Principal, StBWell, LLC		2000
Daniela A. Mielke	58	Managing Partner, Commerce Technology Advisors, LLC		2019
Stephanie B. Mudick	68	Retired Executive Vice President, JPMorgan Chase & Co.		2019
Mark E. Tryniski**	63	Retired President and Chief Executive Officer of Community Bank System, Inc.		N/A

*
Denotes Incumbent Chair of the Board

**
Denotes new director nominee

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Below are additional biographical summaries containing each director nominee’s background, business experience, and principal occupations, as well as a brief explanation regarding each nominee’s attributes that support the conclusion that he or she is qualified to serve on the Board.
Michael J. Bradley
Director
Age: 79 Director Since: 2005 Independent Committees: Audit (Chair) and Executive Other Public Boards: None
Michael J. Bradley has served as a director of The Bancorp since 2005. From August 2015 until December 2021, he served as the Lead Independent Director of the Board. From 1998 until his retirement in 2014, Mr. Bradley was a co-owner and Managing Director of BF Healthcare, Inc., a supplier of physician services to hospitals and assisted living facilities. Since 1996, Mr. Bradley has also served on the board of directors of SourceCorp, a provider of business outsourcing solutions. Mr. Bradley has also served as Chief Executive Officer (“CEO”) of several university hospitals, including Columbia Presbyterian Medical Center and Thomas Jefferson University Hospital. Previously, Mr. Bradley served as Chairman of First Executive Bank and as Vice Chairman of First Republic Bank. Mr. Bradley is a certified public accountant.
Reason for Nomination: Mr. Bradley has extensive experience serving on various boards of directors and also has significant managerial, accounting, and audit experience within complex, regulated industries.

Matthew N. Cohn
Director
Age: 54 Director Since: 1999 Independent Committees: Audit, Compensation, ESG (Chair), and Nominating and Governance Other Public Boards: None
Matthew N. Cohn has served as a director of The Bancorp since 1999. Mr. Cohn founded The ASI Show, Inc., a leading producer of trade shows throughout the country, and has served as its Vice Chairman since 1992. In addition, since 1992, Mr. Cohn has been the Chairman of ASI Computer Systems, Inc., and the Vice Chairman of the Advertising Specialty Institute, Inc., a software as a service technology and media company. Mr. Cohn is currently the incoming Chair of the Global Mission Board for JDRF, the world’s largest charitable funder of diabetes research, and serves on its International Talent and Compensation Committee. Mr. Cohn is a former President of the board of directors of the Eastern Pennsylvania chapter of JDRF. Mr. Cohn has served on the international board of directors of the Young Presidents’ Organization (“YPO”) and was Chair of YPO’s International Event Committee. Mr. Cohn was the CEO of the Medical Data Institute from 1992 to 1997, as well as a former board member of The Society of Independent Show Organizers and Changing Attitudes, Decisions and Environments for Kids (also known as CADEKids).
Reason for Nomination: Mr. Cohn has significant experience in founding, leading, and serving in senior roles in a variety of companies, including mid-sized businesses similar to many of the Bank’s clients. In addition, he has considerable experience with electronic distribution and technology-based companies. In February 2024, Mr. Cohn completed the National Association of Corporate Directors (“NACD”) Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight, which was developed by NACD, Ridge Global, and the CERT division of the Software Engineering Institute at Carnegie Mellon University.

12	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Cheryl D. Creuzot
Director
Age: 64 Director Since: 2021 Independent Committees: Audit and Risk Other Public Boards: None
Cheryl D. Creuzot has served as a director of The Bancorp since 2021. Since 2018, Mrs. Creuzot has served as President Emerita of Wealth Development Strategies, LLC and Wealth Development Strategies Investment Advisory, Inc., firms regulated by the SEC and the Financial Industry Regulatory Authority, where she also served as Principal and Managing Partner from 2000 until 2018. Since October 2022, she has served as a member of the board of directors of VALIC Company I, a mutual fund complex affiliated with Corebridge Financial, Inc. (NYSE: CRBG). Since 2013, Mrs. Creuzot has served on the MD Anderson Cancer Center Board of Visitors where she serves on the Executive Committee. She also serves on the board of directors of The Frenchy’s Companies, a family-owned food manufacturing and restaurant organization. In 2022, Mrs. Creuzot was appointed as a director of the BeyGood Foundation where she serves on the Finance and Investment Committees. From 2020 to 2024, Mrs. Creuzot served as a Commissioner of The Port of Houston. Additionally, Mrs. Creuzot served on the board of directors of Amegy Bank from January 2021 to October 2021, and served on the board of directors of Unity National Bank from 2008 to 2015, where she chaired the Compliance, Audit, and Investment Committees. She is also a former board member and Vice Chair of the Texas Public Finance Authority, the former Chair of the University of Houston Board of Visitors, and a former board member of the Greater Houston Partnership.
Reason for Nomination: Mrs. Creuzot has extensive experience in finance and has held numerous leadership positions in the public and private sectors. She has previously served as a director at other federally insured depository institutions, with specific focus on compliance, audit, and investment matters.

Hersh Kozlov
Director
Age: 76 Director Since: 2014 Independent Committees: Risk Other Public Boards: None
Hersh Kozlov has served as a director of The Bancorp since 2014. He has been a partner at Duane Morris LLP (“Duane Morris”), an international law firm, since 2009 and serves on the governing board of the law firm. Previously, he was a partner at the law firm Wolf, Block, Schorr and Solis-Cohen LLP from 2001 to 2009. Mr. Kozlov previously served as an independent member of the board of directors of vTv Therapeutics, Inc. (Nasdaq: VTVT), a biopharmaceutical company, from September 2019 through February 2023, and also has served on the board of directors of Resource America, Inc., JeffBanks, Inc., TRM Corporation, Hudson United Bank, U.S. Healthcare Life Insurance Company, and Princeton Insurance Company. In addition, Mr. Kozlov was appointed by the President of the United States to be a member of the Advisory Committee for Trade Policy & Negotiations, serving in that role from 2002 to 2004.
Reason for Nomination: Mr. Kozlov has extensive legal and business experience resulting from his partnerships at prominent law firms where he represented a variety of entities, including banks, insurance companies, and other financial institutions. He also has experience serving on boards of directors at multiple financial institutions and has substantive experience in all forms of general business matters.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Damian M. Kozlowski
Director
Age: 59 Director Since: 2016 Committees: None Other Public Boards: None
Damian M. Kozlowski has served as CEO and a director of The Bancorp, and as President of the Bank, since 2016. Mr. Kozlowski has more than 25 years of experience as a highly regarded financial services leader. Prior to joining The Bancorp in June 2016, Mr. Kozlowski served as CEO, President, and Director of Modern Bank, N.A. from 2010 to 2016. From 2007 to 2010, Mr. Kozlowski served as Chairman and CEO of Alpha Capital Financing Group, Inc., a private equity firm he founded. From 2000 through 2007, Mr. Kozlowski served in several executive capacities with Citigroup Private Bank as: CEO of its Global Private Bank (2005-2007); President of its U.S. Private Bank (2002-2005); Chief Operating Officer and Chief Financial Officer (“CFO”) (2001-2002); and Global Head of Business Development and Strategy (2000-2001). From 1998 to 1999, he was a Managing Director at Bank of America Securities, an investment bank. Mr. Kozlowski holds a Master of Business Administration degree in Finance from the Wharton School of the University of Pennsylvania and Master of Science and Bachelor of Arts degrees from Boston University.
Reason for Nomination: Mr. Kozlowski has extensive experience in investment and commercial banking, wealth management, and private equity investment. Additionally, he has held numerous leadership positions in financial institutions, including his tenure with The Bancorp, and has a demonstrated record in improving both financial and regulatory performance.

William H. Lamb
Director
Age: 84 Director Since: 2004 Independent Committees: Nominating and Governance and Compensation (Chair) Other Public Boards: None
William H. Lamb has served as a director of The Bancorp since 2004. Mr. Lamb is a founding partner of Lamb McErlane PC, a law firm. From January 2003 through January 2004, Mr. Lamb served as a Justice of the Pennsylvania Supreme Court. Mr. Lamb previously served as director and corporate secretary of JeffBanks, Inc. and Jefferson Bank until their acquisition by Hudson United Bank in 1999. Since 2004, Mr. Lamb has been appointed to the President’s Advisory Committee on the Arts, the Commonwealth of Pennsylvania’s Court of Judicial Discipline, and the Pennsylvania Elections Reform Task Force. Mr. Lamb also served as President Judge of the Pennsylvania Court of Judicial Discipline and on the Chester County Boy Scout Council.
Reason for Nomination: Mr. Lamb has nearly fifty years of extensive experience as a director of public bank holding companies. Additionally, he has significant legal experience with respect to business and financial matters.

14	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
James J. McEntee III
Director and Chair of the Board
Age: 66 Director Since: 2000 Independent Committees: Executive (Chair) Other Public Boards: None
James J. McEntee III has served as Chair of the Board of The Bancorp since November 2021 and has served as a director of The Bancorp since 2000.
Mr. McEntee has served as the Managing Principal of StBWell, LLC, an owner and operator of real estate since June 2010. From July 2016 to December 2022, Mr. McEntee served in a variety of senior executive roles, including as President and CFO, for a series of FinTech Acquisition special purpose acquisition companies, known as FinTech Acquisition Corp. and FinTech Acquisition Corp. II through FinTech Acquisition Corp. VI. In addition, Mr. McEntee was the CEO of Alesco Financial, Inc. from its incorporation in 2006 until its merger with Cohen & Company Inc. in December 2009, the Chief Operating Officer of Cohen & Company Inc. from March 2003 until December 2009, a managing director of Cohen & Company Inc., and the Vice-Chairman and Co-Chief Operating Officer of JVB Financial from December 2009 until October 2013. He was also a director of T-Rex Group, Inc., a provider of risk analytics software for investors in renewable energy, from November 2014 until January 2018. From 1990 through 1999 and 2000 to 2004, Mr. McEntee was a stockholder and of counsel, respectively, at Lamb McErlane PC. Mr. McEntee was previously a director of Pegasus Communications Corporation, a publicly held provider of communications and other services, and of several other private companies. Mr. McEntee served as a director of The Chester Fund, a nonprofit organization, from 2008 to June 2020, and served as its Chairman from July 2012 to January 2018.
Reason for Nomination: Mr. McEntee has extensive experience in corporate law and financial institution management, as well as significant managerial experience in real estate, investments, and capital markets operations.

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Daniela A. Mielke
Director
Age: 58 Director Since: 2019 Independent Committees: Risk, ESG, and Nominating and Governance (Chair) Other Public Boards: Nuvei (TSX: NVEI and NVEI.U) WisdomTree, Inc. (NYSE: WT)
Daniela A. Mielke has served as a director of The Bancorp since 2019. Ms. Mielke is Managing Partner of Commerce Technology Advisors, LLC, a privately held firm she founded in April 2016, which provides consulting services to technology, financial services, and private equity companies regarding organic and inorganic growth strategies including building payment businesses and using artificial intelligence. From 2018 to December 2020, Ms. Mielke served as the North American CEO of RS2 Inc., one of the leading providers of payment processing services in Europe and Asia Pacific, where she had responsibility for sales and marketing as well as product development and customer relationship management for the company’s operations in North America. From 2013 to 2016, Ms. Mielke was Chief Strategy and Product Officer at Vantiv, Inc., which was, at the time, the largest merchant acquirer in the United States. From 2010 to 2013, Ms. Mielke was the Vice President, Head of Global Strategy and Market Intelligence for PayPal Holdings, Inc. (NASDAQ: PYPL). Ms. Mielke co-founded A-Connect in 2001, a consulting firm focused on financial services and other consulting engagements, and rejoined in 2007 to establish and direct new operations for the West Coast and lead its global marketing function. From 2002 to 2007, Ms. Mielke served as Vice President of Product and Senior Vice President of Strategy and Market Intelligence at Visa International. From 1998 to 2002, Ms. Mielke was an Engagement Manager for McKinsey & Company, a worldwide management consulting firm. Since September 2022, Ms. Mielke has served on the board of directors of WisdomTree, Inc. (NYSE: WT), a New York-based exchange-traded fund and product sponsor, and asset manager. Since August 2020, Ms. Mielke has also served on the board of directors of Nuvei (TSX: NVEI and NVEI.U), a global payment technology provider. Ms. Mielke’s other board experience includes service on the board of directors of FTAC Athena Acquisition Corp., from February 2021 to February 2023, and service on the board of directors of FINCA International, a global non-governmental organization dedicated to alleviating poverty, from July 2018 to December 2023.
Reason for Nomination: Ms. Mielke has significant experience as a senior officer of large payment processing companies, merchant acquiring companies, and payment network companies. She has also served as a technology and financial services consultant. This experience complements The Bancorp’s payments line of business as well as its focus on technology and the emerging fintech marketplace. Ms. Mielke also holds an NACD Directorship Certification. In addition, in November 2023, Ms. Mielke completed the NACD Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight, which was developed by NACD, Ridge Global, and the CERT division of the Software Engineering Institute at Carnegie Mellon University.

16	2024 PROXY STATEMENT

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Stephanie B. Mudick
Director
Age: 68 Director Since: 2019 Independent Committees: ESG, Executive, and Risk (Chair) Other Public Boards: None
Stephanie B. Mudick has served as a director of The Bancorp since 2019. Ms. Mudick was Executive Vice President at JPMorgan Chase & Co. (NYSE: JPM) from 2008 through her retirement in 2018, where she also served as Head of Regulatory Strategy from 2010 through 2018. In that capacity, she managed the firm’s global regulatory agenda across all businesses and products. During this period, Ms. Mudick designed and drove the execution of that firm’s most significant regulatory deliverables, was central to the design and development of controls infrastructure, and managed conflicts of interest governance. From 2005 through 2007, she was Executive Vice President, Chief Administrative Officer, and Head of Consumer Operations of the Global Consumer Group at Citigroup, Inc. (NYSE: C), a business providing a wide array of banking, lending, insurance, and investment services to individual and small business consumers in over 50 countries. From 1993 to 2005, Ms. Mudick served in various roles in Citigroup, Inc.’s legal department, including Co-General Counsel and Corporate Secretary. At both JPMorgan Chase & Co. and Citigroup, Inc., Ms. Mudick served on senior management committees and regularly engaged with and advised their respective boards of directors and board committees. Ms. Mudick recently served on the board of directors of PacWest Bancorp from August 2022 until its merger with Banc of California, Inc. (NASDAQ: BANC) in 2023. She also serves on several not-for-profit boards, including HIAS and The Institute for International Education.
Reason for Nomination: Ms. Mudick has extensive experience in bank regulatory matters as a senior regulatory officer and general counsel in major global banks and bank holding companies. She has extensive experience in consumer financial products, complementing her regulatory expertise with product expertise.

Mark E. Tryniski
New Director Nominee
Age: 63 Director Since: N/A Independent Committees: N/A Other Public Boards: Community Bank System, Inc. (NYSE: CBU)
Mark E. Tryniski served as the President and Chief Executive Officer of Community Bank System, Inc. (NYSE: CBU), a financial holding company which provides community banking, employee benefits, wealth management, and insurance services, from August 2006 until his retirement at the end of December 2023. Following his retirement from Community Bank System, Inc., he continues to serve on its Board of Directors, which he first joined in 2006. Prior to serving as President and Chief Executive Officer of Community Bank System, Inc., from 2003 to 2006, Mr. Tryniski also held the positions of Chief Operating Officer and Chief Financial Officer. Prior to that time, Mr. Tryniski was a partner at PricewaterhouseCoopers LLP, where he gained a broad array of experience in numerous industries, including extensive experience in financial services. Mr. Tryniski has served on the Board of Directors of Pursuit BDC (formerly New York Business Development Corporation) since 2010 and also previously served on the Board of Directors of the New York Bankers Association for over fifteen years. From 2007 through 2022, Mr. Tryniski also served for fifteen years as a director of CONMED Corporation (NYSE: CNMD), a medical technology company, serving as the Chairman of the Board of Directors from 2014 to 2020.
Reason for Nomination: Mr. Tryniski has significant experience regarding community banking and publicly traded companies which complements his extensive experience in finance, accounting, risk management, banking regulations, and corporate governance.

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Director Skills, Experience, and Diversity
Our Board believes that diversity, including differences in viewpoints, backgrounds, experiences, and other personal characteristics, is an important factor in Board oversight and considers this information when evaluating Board composition. As shown in the below skills and experience matrix, our director nominees have a set of skills and experience that we believe are relevant to the Company’s long-term strategy and success. Because the skills and experience matrix and board diversity matrix that follow are summaries, they do not include all of the qualifications, skills, attributes, experiences, and diversity that each director offers.
SKILLS & EXPERIENCE	BRADLEY	COHN	CREUZOT	KOZLOV	KOZLOWSKI	LAMB	MCENTEE	MIELKE	MUDICK	TRYNISKI

Banking and Financial Industry
Skill and experience in banking or the financial industry, with a practical understanding of banking-related protocols in connection with financials, credit, internal operations, and regulatory controls and requirements.

Payments, Fintechs, and Emerging Opportunities Skill and experience in the payments and/or fintech marketplace, and emerging opportunities within banking and financial institutions.
Digital Technology Skill and experience in using and implementing state-of-the-art technologies and methodologies, especially in the digital environment.
Finance and Accounting Skill and experience related to understanding capital structures, financing, and investing activities, as well as financial reporting and internal controls.

Senior Leadership
Senior leadership skills and experience in public companies or any other private or non-profit corporate organizations, along with a well-developed understanding of corporate governance practices, internal corporate controls, and best practices as well as experience in human resources management.

Risk Management Skill and experience related to identifying, evaluating, and mitigating threats and other risks to complex organizations.

Marketing
Skill and experience in developing strategies to grow sales and market share through business development strategies, especially B2B strategies, as well as other brand and business development strategies.

Legal and Regulatory Skill and experience working within organizations with complex legal issues and regulatory obligations as well as skill and experience in compliance and governmental relations.

Strategic Planning and Development
Skill and experience in mergers, acquisitions, and divestitures in the financial services industry, including experience navigating nascent companies and issues as well as skill in developing long-term strategic plans.

18	2024 PROXY STATEMENT

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The following Board Diversity Matrix is based on voluntary self-identification of each member of our Board as of March 31, 2024.
Board Diversity Matrix (As of March 31, 2024)
Total Number of Directors	10
	Female	Male
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
African American or Black	1	—
White	2	7
STANDARD FOR ELECTION OF DIRECTORS
In uncontested elections, or an election in which the number of nominees does not exceed the number of directors to be elected, director nominees receiving a majority of the votes cast will be elected. If an incumbent director fails to receive the required number of votes in an uncontested election, the director will tender his or her resignation to the Chair of the Board and the Nominating and Governance Committee for consideration. The Nominating and Governance Committee must consider any such resignation offer and, within 90 days following the certification of the stockholder vote, make a recommendation to the Board of Directors as to whether the director should serve. The Board of Directors must take action on the Nominating and Governance Committee’s recommendation within a reasonable period of time following the certification of the stockholder vote, and the Company must publicly disclose the Board’s decision. In contested elections, director nominees will be elected by the vote of a plurality of the votes cast.
If any nominee for director who is not an incumbent fails to receive a majority of votes cast in an uncontested election at a meeting of stockholders duly called and at which a quorum is present, such nominee will not be elected and will not take office. Except for Mr. Tryniski, all other Board of Director nominees are incumbents and previously served on the Board of Directors. If an incumbent director’s offer of resignation is accepted by the Board of Directors, or if a non-incumbent nominee for director is not elected, the Board of Directors may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the Company’s Amended and Restated Bylaws (“Bylaws”).
It is the intention of the persons named in the proxy, in the absence of a contrary direction, to vote “FOR” the election of each director nominee. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Governance Committee of the Board of Directors may recommend. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. Each director nominee has indicated their willingness to serve on our Board, and the Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE.

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CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE
Pursuant to our Corporate Governance Guidelines and Nasdaq listing standards, a majority of the members of the Board must be independent. For a director to be considered independent, the Board must determine that the director meets the independence criteria of Nasdaq listing standards and the Company’s Director Independence Categorical Standards (the “Director Independence Standards”). The Board has determined that the following director nominees are independent: Mr. Bradley, Mr. Cohn, Mrs. Creuzot, Mr. Kozlov, Mr. Lamb, Mr. McEntee, Ms. Mielke, Ms. Mudick, and Mr. Tryniski. Mr. Kozlowski, as the CEO of the Company and President of the Bank, does not qualify as independent. In addition, in 2023, each member of the Audit Committee and the Compensation Committee met the heightened independence standards under Nasdaq rules to sit on those committees.
In making these determinations, the Board of Directors considers information from each of these director nominees concerning all their respective relationships with the Company and its affiliates and analyzes the materiality of those relationships. In considering the independence of Mr. Kozlov, the Board considered that Mr. Kozlov is a partner at Duane Morris, an international law firm, and that the Company paid amounts to Duane Morris for legal services during 2023, as described below under “Certain Relationships and Related Party Transactions.” The Board confirmed that these payments did not exceed the greater of $200,000 or 5% of Duane Morris’ consolidated gross revenues in the current fiscal year or any of the Company’s last three fiscal years and so did not preclude the Board from determining Mr. Kozlov to be independent under Nasdaq listing standards. The Board further determined that this relationship would not interfere with Mr. Kozlov’s exercise of independent judgment in carrying out his responsibilities as a director.
BOARD LEADERSHIP
Mr. McEntee, an independent director, serves as the Company’s Chair of the Board and Mr. Kozlowski serves as its CEO and as a director. The Company believes that the most effective leadership structure at the present time is to have separate Chair of the Board and CEO positions, because this allows the Board to benefit from having multiple knowledgeable voices bringing separate views and perspectives to its deliberations. During times at which the positions of Chair of the Board and CEO are combined, the Board may elect a Lead Independent Director.
The Chair’s specific duties and responsibilities are set forth in our Corporate Governance Guidelines and include the following principal responsibilities:
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Exercising leadership over the Board;

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Presiding over meetings of the Board;

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Reviewing and advising on information to be sent to the Board;

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Setting meeting agendas and schedules and determining, in consultation with the CEO and standing committees of the Board, whether there are major topics upon which the Board should focus at the meeting(s);

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Facilitating communication among directors; and

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Providing strategy and insight to the Company.

20	2024 PROXY STATEMENT

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BOARD COMMITTEES
The Board of Directors currently has six standing committees, each of which is described below. The responsibilities of the Audit, Compensation, Risk, Nominating and Governance, and Environmental, Social and Governance Committees are set forth in separate written charters. The committees on which directors currently serve, the chair of each committee, and the number of meetings held during 2023 are set forth below. Mr. Kozlowski did not serve on any committee during 2023.
BOARD MEMBER	AUDIT	COMPENSATION	RISK	NOMINATING AND GOVERNANCE	EXECUTIVE	ESG
Michael J. Bradley
Matthew N. Cohn
Cheryl D. Creuzot
John M. Eggemeyer
Hersh Kozlov
William H. Lamb
James J. McEntee III
Daniela A. Mielke
Stephanie B. Mudick
Meetings held in 2023	7	5	6	5	—	4
      Chair                Member
Audit Committee
The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the report of the Audit Committee required to be included in the Company’s annual proxy statement by SEC rules. Each member of the Audit Committee meets the enhanced independence standards for Audit Committee members set forth in applicable Nasdaq rules, as well as those set forth in Rule 10A-3(b)(1) of the Exchange Act and in the Director Independence Standards. The Board of Directors has determined that Mr. Bradley qualifies as an “audit committee financial expert” as that term is defined in applicable SEC rules and regulations.
Compensation Committee
The Compensation Committee is appointed by the Board of Directors to carry out delegated responsibilities relating to the review and determination of executive and other compensation, including: (a) overseeing the Company’s executive compensation program, (b) evaluating and setting compensation for the Company’s CEO and other executive and senior officers and directors, (c) overseeing the evaluation of the CEO, and (d) overseeing the administration of the Company’s executive and other compensation plans. The Compensation Committee also prepares the report of the Compensation Committee required to be included in the Company’s annual proxy statement by SEC rules. Each member of the Compensation Committee has been determined by the Board of Directors to be independent under applicable Nasdaq rules and SEC rules and regulations, including the enhanced independence standards for compensation committee members under Nasdaq rules, as well as the standards set forth in the Director Independence Standards.

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Risk Committee
The Risk Committee is appointed by the Board of Directors to (a) oversee the Company’s enterprise risk management framework, including management’s efforts related to risk assessment and the implementation of risk-related policies, programs, and practices used in identifying, assessing, and managing Company risks, (b) evaluate and assess the Company’s business strategies and plan from an enterprise risk perspective, (c) oversee the establishment of the Company’s risk appetite through the approval of risk management standards and metrics related to enterprise-wide risks facing the Company, and (d) oversee such other risk-related matters as the Board may direct. All of the members of the Risk Committee have been determined by the Board of Directors to be independent under applicable Nasdaq rules and SEC rules and regulations, as well as the Director Independence Standards.
Nominating and Governance Committee
The Nominating and Governance Committee is appointed by the Board of Directors to (a) assist the Company and the Board of Directors in maintaining an effective and knowledgeable Board of Directors by identifying individuals qualified to become directors and recommending to the Board of Directors the director nominees for election at the next annual meeting of stockholders, (b) review the Board’s committee composition and make membership recommendations as needed, and (c) address other governance-related matters as set forth in its charter or as may be requested by the Board of Directors. All of the members of the Nominating and Governance Committee have been determined by the Board of Directors to be independent under applicable Nasdaq rules and SEC rules and regulations, as well as the Director Independence Standards.
Executive Committee
The Executive Committee generally has the authority to act in lieu of the Company’s Board of Directors in between meetings of the Board in limited circumstances where certain matters need to be addressed quickly. All of the members of the Executive Committee have been determined by the Board of Directors to be independent under applicable Nasdaq rules and SEC rules and regulations, as well as the Director Independence Standards.
ESG Committee
The Environmental, Social, and Governance Committee (the “ESG Committee”) is appointed by the Board of Directors to oversee the Company’s ongoing commitment to environmental, social and governance principles related to the Company’s business strategies and commercial activities. The ESG Committee’s responsibilities include (a) overseeing the work of a dedicated management ESG Working Group (comprised of key members of senior management) in the development of the Company’s overall ESG strategy, (b) monitoring management’s efforts to identify and mitigate current and emerging ESG-related issues and risks that may affect the business, operations, performance, or public image of the Company, and (c) reviewing and evaluating the Company’s ongoing ESG-related performance and risk profile. All of the members of the ESG Committee have been determined by the Board of Directors to be independent under applicable Nasdaq rules and SEC rules and regulations, as well as the Director Independence Standards.
RISK OVERSIGHT
The Board is actively involved in overseeing the management of risks that could impact the Company. This oversight is conducted primarily through the Board’s standing committees, but the full Board retains responsibility for general oversight.
During 2023, four committees assisted the Board of Directors with risk oversight: (i) the Risk Committee; (ii) the Audit Committee; (iii) the ESG Committee; and (iv) the Compensation Committee. These committees each perform risk-related oversight functions on behalf of the Board and report regularly to the full Board, which also considers the Company’s entire risk profile, including additional strategic and reputational risks.
22	2024 PROXY STATEMENT

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The Risk Committee meets at least quarterly, and while the Board of Directors and all its committees are sensitive to risks related to the Company and its operations, the Risk Committee is primarily responsible for overseeing the Company’s enterprise risk management framework on behalf of the Board of Directors. The Company’s Chief Risk Officer meets at least quarterly with the Risk Committee to discuss potential risk or control issues that are monitored through the Company’s enterprise risk management framework, and other key control function officers of the Company also regularly report to the Risk Committee. In addition, the Risk Committee provides oversight of the Company’s cybersecurity and information security framework. The Risk Committee regularly receives reporting from the Company’s Chief Information Officer and Chief Information Security Officer regarding the cybersecurity threat environment and cybersecurity risk mitigation efforts, and reviews and approves the Cyber Risk Management Program Policy and Information Security Program Policy at least annually.

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The Audit Committee meets six times per year and at least once each quarter, and its responsibilities include discussing with management the Company’s major financial risk exposures and steps taken to monitor and control such exposures, overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, ensuring compliance with legal and regulatory requirements, overseeing the Company’s internal audit function, and evaluating the effectiveness of internal and external audit efforts.

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The ESG Committee meets at least four times a year and oversees the Company’s management-level ESG Working Group in the development of the Company’s ESG strategy and, in collaboration with the ESG Working Group, makes recommendations to the Board regarding the Company’s ESG strategy. Through regular reports from the ESG Working Group, the ESG Committee evaluates the Company’s ongoing ESG-related risk profile and oversees management’s efforts to monitor current and emerging ESG-related risks.

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The Compensation Committee meets at least four times a year, and its responsibilities include reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and annually reviewing the relationship between compensation and risk management policies.

These committees regularly receive reports from management regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems. Through interaction with the Company’s senior management, these committees oversee strategic risk, reputational risk, credit risk, interest rate risk, liquidity risk, price risk, operational risk, compliance risk, compensation-related risk, cybersecurity risk, and ESG risk. While the ESG Committee and the Compensation Committee serve important roles, the Board has allocated a majority of its risk oversight responsibilities to the Audit Committee and the Risk Committee.
While the Board of Directors oversees the Company’s risk management across the enterprise, senior management at the Company and the Bank are responsible for risk management processes and the day-to-day implementation of risk management programs. The Company’s Enterprise Risk Management Committee, comprised of senior management, meets at least eight times per year and addresses various risks, controls, and related monitoring. While the Board of Directors believes that this division of responsibility is the most effective approach for addressing the risks facing the Company, it will continue to evaluate this structure on a regular basis, recognizing that different structures may be appropriate in different situations faced by the Company.
BOARD MEETINGS
The Board of Directors held a total of six meetings during 2023. Each director attended all of the meetings held by the Board and at least 75% of the meetings of the committees on which he or she served and was eligible to attend during 2023. Pursuant to our Corporate Governance Guidelines, all directors are expected to attend the annual meeting of stockholders of the Company and all directors then serving attended the Company’s 2023 annual meeting of stockholders.
Director Nomination Selection Process
The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms, and other sources. The procedures for nominations by stockholders are described below in a section titled “Stockholder Proposals and Nominations for the 2025 Annual Meeting.” The Company describes how it addresses such submissions in the “Submission of Director-Nominee Candidate to the Nominating and Governance Committee” section of the Corporate Governance Guidelines which may be accessed at https://investors.thebancorp.com/corporate-information/governance-documents/default.aspx. In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including independence, skills, experience, diversity, and age), legal and regulatory requirements, and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation. In 2023 and 2024, Trewstar Corporate Board Services (“Trewstar”), a third-party search firm specializing in the placement of candidates on corporate boards of directors, was retained to assist with identifying potential nominees to the Board and to perform initial due diligence on such candidates. One of the candidates identified by Trewstar was Mr. Tryniski. Mr. Tryniski was subsequently recommended by the Nominating and Governance Committee to the Board to be nominated as a director of the Company.
The Nominating and Governance Committee has not adopted specific minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Board will consider the overall experience and expertise represented by the Board as well as the qualifications of each candidate. During the evaluation process, the Nominating and Governance Committee and the Board will take the following standards into account:
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At least a majority of the Board must be comprised of “independent” directors determined in accordance with the requirements of Nasdaq rules, the Director Independence Standards, and any other additional “independence” standards established by the Board from time to time, as well as requirements and standards set by the Federal Reserve Board and the Office of the Comptroller of the Currency.

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Candidates should be capable of working in a collegial manner with persons of different educational, business, and cultural backgrounds and should possess skills and expertise that complement the attributes of the existing directors.

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Candidates should represent a diversity of viewpoints, backgrounds, experiences, and other demographics, as well as ties to the Company’s markets.

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Candidates should demonstrate notable or significant achievement in one or more pertinent areas of business expertise that would benefit the Company.

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Candidates should be individuals of the highest character and integrity.

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Candidates should be free from any conflict of interest that would interfere with their ability to properly discharge their duties as a director or would violate any applicable law or regulation.

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Candidates should be capable of devoting the necessary time to discharge their duties, taking into account memberships on other Boards and other responsibilities.

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Candidates should have the desire to represent the interests of all stockholders.

The Nominating and Governance Committee seeks to ensure that the membership of the Board of Directors and each committee of the Board of Directors satisfies all relevant Nasdaq rules, applicable laws, and regulations and all requirements of the Company’s governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills that are related to the Company’s business. The nature of the specific qualifications, qualities, or skills that the Nominating and Governance Committee may look for in any particular director nominee depends on the qualifications, qualities, and skills of the rest of the directors at the time of any vacancy on the Board of Directors.
CORPORATE GOVERNANCE MATERIALS
The following policies, charters, and other corporate governance materials are available on the “Investor Relations” page of the Company’s corporate website at https://investors.thebancorp.com/corporate-information/governance-documents/default.aspx:
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Code of Ethics and Business Conduct (the “Code of Business Conduct”) which applies to all of our employees and incorporates Additional Ethics Guidelines for Employees with Financial Reporting Responsibilities, applicable to our principal executive officer and senior financial officers;

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Corporate Governance Guidelines;

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Director Independence Standards;

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Insider Trading Policy; and

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Charters of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Risk Committee, and the ESG Committee.

Information on our website is not incorporated into or a part of this Proxy Statement. Copies of these documents are available, free of charge, upon written request to: The Bancorp, Inc., Attention: Investor Relations, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. The Company will satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct by posting such information on the Company’s website.
24	2024 PROXY STATEMENT

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STOCKHOLDER ENGAGEMENT

VALUES THAT DRIVE ENGAGEMENT
We seek to actively engage with our stockholders and recognize the benefits of this interaction. We engage with stockholders throughout the year to:
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Provide visibility and transparency into our business, our performance, and our governance practices: Certain of the financial metrics and other targets utilized by the Company and Compensation Committee to assess performance and determine incentive compensation are described in our investor presentations which can be accessed at https://investors.thebancorp.com/presentations/default.aspx.

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Discuss with our stockholders the issues that are important to them, hear their expectations for us, and share our views: The Company’s CEO and CFO host quarterly telephone calls in which all stockholders may participate, and which includes a question and answer session.

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Assess emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures, and help shape our practices: Notwithstanding approximately 96% approval for the advisory vote on compensation received at the Company’s 2023 annual meeting, executive management reached out to stockholders to provide input on executive compensation or any topic they wished to discuss. The Company’s Board of Directors and management value direct interaction and communication with stockholders. We encourage stockholder communication to discuss compensation or any other topics of importance.

HOW WE ENGAGE
In addition to quarterly telephone calls in which all stockholders may participate, we provide institutional investors with many opportunities and events to provide feedback to our Board and senior management. We participate in:
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Formal events including industry and finance investor conferences;

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One-on-one sessions; and

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Group meetings throughout the year.

In 2023, senior management held more than 50 meetings and conference calls with most of the Company’s major stockholders, although some investors have a policy of not meeting directly with management. We use these meetings to obtain feedback from our stockholders including our business model, performance, corporate governance, compensation practices, and other investor topics.
The CEO, CFO, and the Bank’s Head of Fintech Solutions are the Company’s primary representatives who meet with investors. The CFO addresses outreach relating to CEO compensation. In 2023, these officers met with stockholders owning over 50% of the Company’s stock. A chart detailing the specific stockholder recommendations made and corresponding steps to implement pay for performance and other governance, is presented under “Stockholder Input and Company Actions” on page 40 of this Proxy Statement.
COMMUNICATIONS WITH THE BOARD
Stockholders, employees, and others who wish to communicate with the Board of Directors may do so by sending their correspondence to The Bancorp, Inc., Attention: Paul Frenkiel, Secretary, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder of the Company and clearly state the intended recipients, which may be the full Board or individual members of the Board. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The Secretary or the secretary of the designated Board committee may sort or summarize the communications as appropriate. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company or are otherwise inappropriate.

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DIRECTOR COMPENSATION

The Compensation Committee also oversees an annual compensation evaluation of the Board of Directors. The Company’s peer group of 20 companies was evaluated to confirm that Board of Director compensation fell within appropriate peer ranges.
DIRECTOR COMPENSATION TABLE
The following table provides information concerning the compensation of the Company’s independent directors for 2023. The compensation of Mr. Kozlowski, the CEO of the Company and the President of the Bank, is not discussed in the Director Compensation Table; rather, his compensation is discussed in the Compensation Discussion and Analysis section given Mr. Kozlowski is a named executive officer. Mr. Kozlowski does not receive any additional compensation for serving as a member of the Board of Directors.
Each independent director receives an annual cash retainer of $75,000 and additional fees for serving on committees as follows:
■
The Chair of the Audit Committee receives $10,000 annually;

■
Chairs of other committees receive $5,000 annually;

■
Audit Committee members receive $5,000 annually;

■
Other committee members receive $2,500 annually for each committee on which they serve; and

■
Additionally, except for committee-related fees, directors may elect to take some or all of their annual cash compensation amounts in the form of stock awards.

The non-executive Board Chair receives an additional $70,000 per year. In addition to the $75,000 retainer, the committee-related fees, and Board Chair fees described above, the Compensation Committee granted equity in the form of restricted stock units (“RSUs”) with a grant date market value of $90,000 to each independent director in fiscal year 2023 in order to align the directors’ interests with other stockholders.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Michael J. Bradley(2)	87,500	90,000	177,500
Matthew N. Cohn	81,208	115,000	196,208
Cheryl D. Creuzot	82,500	90,000	172,500
John M. Eggemeyer(3)	53,626	165,000	218,626
Hersh Kozlov	77,500	90,000	167,500
William H. Lamb	82,500	90,000	172,500
James J. McEntee III	123,626	165,000	288,626
Daniela A. Mielke	85,000	90,000	175,000
Stephanie B. Mudick	58,626	165,000	223,626

(1)
The values shown for stock awards in the Director Compensation Table reflect the grant date fair value of $32.34, which was the closing price of the Company’s stock on the RSU grant date, May 25, 2023. All values are calculated in accordance with FASB ASC Topic 718.

(2)
Does not reflect the January 3, 2023 exercise of 5,000 previously granted stock options, with an exercise price of $10.45, which had a grant date fair value of $4.24 per share.

(3)
Mr. Eggemeyer’s stock awards and other compensation are paid to Castle Creek Advisors IV LLC, the fund with which he is affiliated.

26	2024 PROXY STATEMENT

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board of Directors has adopted a written Related Party Transactions Policy (the “RPT Policy”) regarding the review and approval, ratification or rejection of any “related party transactions,” or any transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company or any of its subsidiaries, was, is, or will be a participant, (ii) the amount of the transaction(s) exceeds $120,000, and (iii) in which a “related party” has or will have a direct or indirect material interest. Pursuant to the RPT Policy, all related party transactions, other than those falling into certain exempt categories because they do not present a direct or indirect material interest on the part of the related party, are presented to the Audit Committee for approval, ratification, or rejection. The Audit Committee may take into consideration any facts and circumstances it deems relevant in taking formal action to approve, ratify, or reject the related party transaction, including the nature of the related party’s relationship to the Company, the material facts of the proposed transaction, and whether the transaction would impact the judgment of a director or executive officer or their ability to act in the best interest of the Company.
The Bank has entered into lending transactions or other financial services transactions in the ordinary course of business with directors, executive officers, principal stockholders and affiliates of such persons. All loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender. As of December 31, 2023, these loans were current as to principal and interest payments and did not involve more than normal risk of collectability or present other unfavorable features. As of December 31, 2023, loans to these related parties amounted to $5.5 million. Lending transactions and other financial services of this nature that are made in compliance with applicable law, including Regulation O of the Federal Reserve Board, do not require Audit Committee approval under the RPT Policy because they do not present a direct or indirect material interest on the part of the related parties involved.
Mr. Hersh Kozlov, a director of the Company, is a partner at Duane Morris. The Company paid Duane Morris approximately $174,000 in 2023 for various legal services. These engagements had a de minimis impact on Duane Morris, Mr. Kozlov did not have a material interest in these engagements, and the Company’s relationship with Duane Morris is not attributable to Mr. Kozlov. Although we do not consider this to be a related party transaction within the meaning of applicable SEC rules, we are providing this information in the interest of transparency. As stated above, the Board has determined that the limited engagement of Duane Morris would not interfere with Mr. Kozlov’s exercise of independent judgment in carrying out his responsibilities as a director.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
NON-DIRECTOR EXECUTIVE OFFICERS

Set forth below is information regarding the background of each of the Company’s executive officers who is not also a director. Background information for Mr. Kozlowski, the only executive officer who is a director nominee, can be found above under “Proposal 1. Election of Directors.”
Mark Connolly
Executive Vice President, Head of Credit Markets

Mark Connolly, age 56, joined The Bancorp in June 2016 and has served as Head of Credit Markets since February 2017 and Chief Credit Officer since December 2019. From 2013 to 2015, Mr. Connolly held a variety of senior management roles, including CFO, Head of Operations, and Head of Financial Services, at Tresata, Inc., a data analytics software company. Previously, from 2010 to 2012, Mr. Connolly served as Managing Director, Private Bank Head of Products, which included U.S. Lending, Mortgages, Banking, and Trust Services, at Morgan Stanley Wealth Management. Additionally, Mr. Connolly served as the Co-CEO/Chief Operating Officer of the U.S. Private Bank at Citi Global Wealth Management from 2009 to 2010 and served as the Head of U.S. Lending, Mortgages, Banking, and Trust Services at Citi Global Wealth Management from 2005 to 2010. Before joining Citigroup, Mr. Connolly also held a senior management position within Bank of America’s Corporate and Investment Bank from 1998 to 2005.

Olek DeRowe
Executive Vice President, Head of Commercial Real Estate

Olek DeRowe, age 44, serves as Head of Commercial Real Estate for The Bancorp and has led the Real Estate Bridge Lending business line since September 2020. Mr. DeRowe has served in other capacities at The Bancorp since May 2015, including Real Estate Capital Markets Manager. Mr. DeRowe has over 20 years of experience in the commercial real estate finance industry from pricing, structuring, and distribution of commercial mortgage loans to brokerage and consulting. Prior to joining The Bancorp, Mr. DeRowe held various roles within the commercial real estate finance industry, including senior positions at Capmark Finance (formerly GMAC Commercial Mortgage), CWCapital, Amherst Securities, and Rainieri Partners.

Paul Frenkiel
Executive Vice President, Chief Financial Officer and Secretary

Paul Frenkiel, age 71, has served as CFO and Secretary for The Bancorp since joining the organization in September 2009. From November 2000 through October 2008, he was CFO and Executive Vice President of Republic First Bancorp Inc. From January 2005 through September 2009, Mr. Frenkiel also served as CFO and in other capacities at First Bank of Delaware, which was spun off from Republic First Bancorp Inc. Additionally, he served as CFO of JeffBanks, Inc. from 1987 through its acquisition by Hudson United Bancorp in 2000, and he has also served as CFO at Dominion Bank. Mr. Frenkiel is a member of the American Institute of Certified Public Accountants and is a chartered bank auditor.

28	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Gregor Garry
Executive Vice President, Chief Operating Officer

Gregor Garry, age 40, has served as Chief Operating Officer for The Bancorp since July 2019. He has also served as the organization’s Deputy Chief Operating Officer, Chief Risk Officer, Chief Audit Executive, and Vice President of Internal Audit since joining The Bancorp in October 2014. From December 2009 to October 2014, he served as the Internal Audit Manager and in other capacities for The First National Bank in Sioux Falls, South Dakota. From July 2007 to December 2009, Mr. Garry was a Senior Management Consultant for Milo Belle Consultants. Mr. Garry is a Certified Internal Auditor, a Certified Fiduciary and Investment Risk Specialist, and holds a certification in Risk Management Assurance.

Ryan Harris
Executive Vice President, Head of Fintech Solutions

Ryan Harris, age 46, has served as the Head of Fintech Solutions for The Bancorp since November 2019, and as Co-Head of Fintech Solutions from November 2018 to November 2019. Prior to serving in these capacities, Mr. Harris served as the Head of Business Development for The Bancorp’s Payment Solutions Group from December 2007 to November 2018. From January 2006 to November 2007, he served as Senior Vice President of Business Development for the payment systems division of BankFirst, a subsidiary of Marshall BankFirst Corporation. From January 1999 to December 2005, Mr. Harris served in various capacities for both the credit card and prepaid card divisions of BankFirst. Mr. Harris started his career working in the credit card operations division for Citibank (South Dakota), N.A. in 1997.

John Leto
Executive Vice President, Head of Institutional Banking

John Leto, age 60, has served as Head of Institutional Banking for The Bancorp since January 2019, and he also served as Chief Administrative Officer at The Bancorp from July 2016 to January 2019. From June 2012 to June 2016, he served as Senior Vice President and Head of National Sales of Wealth Management at TD Bank, where he managed the sales expansion strategy throughout the U.S. From December 2009 to April 2012, he was President and CEO of Standard Chartered Americas Private Bank, where he also served as Chairman, President and CEO of StanChart Securities International. From June 2007 to November 2009, Mr. Leto was Founder and Partner of Alpha Capital, a de novo private bank. From July 1995 to April 2007, he held several senior management roles at Citigroup, where he served as Citi Private Bank’s Chief Administrative Officer with responsibility for the U.S., Latin America, Asia, Europe, and the Middle East.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Jeff Nager
Executive Vice President, Head of Commercial Lending

Jeff Nager, age 51, has served as Head of Commercial Lending for The Bancorp since January 2019 and leads the Small Business Lending and Commercial Fleet Leasing Teams. He has more than 25 years of experience in small business lending. From June 2016 to January 2019, he served as The Bancorp’s Head of Small Business Lending. He served as the Division Manager of the Small Business Administration (“SBA”) Lending Team at SunTrust Bank from April 2010 through June 2016. He was Regional Sales Manager at Wells Fargo SBA from January 2009 through March 2010 and SBA National Sales Manager at Community South Bank from August 2003 through December 2009. Mr. Nager was Regional Sales Manager/Business Development Officer at Temecula Valley Bank from 2000 to 2003, Business Development Officer at Imperial Bank from 1998 to 2000, and Business Development Officer at Triangle Bank from 1996 to 1998. Mr. Nager is currently a Board Member for the National Association of Government Guaranteed Lenders (NAGGL), the trade organization for lending pursuant to the SBA’s 7(a) Loan Program.

Thomas G. Pareigat
Executive Vice President, General Counsel

Thomas Pareigat, age 64, has served as General Counsel for The Bancorp since February 2011. From 2003 to 2005 and from 2007 to 2011 he was a partner in the Minneapolis, Minnesota law firm of Lindquist & Vennum LLP (now Ballard Spahr LLP), where he concentrated his practice on banking law and regulatory compliance matters as a member of the firm’s Financial Institutions Practice Group. Between 2005 and 2007, he served as Senior Vice President and Regulatory Counsel for Marshall BankFirst Corporation. From 2001 to 2002, Mr. Pareigat was Vice President and Corporate Counsel for Marquette Bancshares, Inc. and its subsidiary banks until their acquisition by Wells Fargo. From 1989 to 2001, he served as Senior Attorney with Bankers Systems, Inc. (now Wolters Kluwer Financial Services). Mr. Pareigat serves on the Editorial Board of the American Bankers Association’s Risk and Compliance magazine and has served on the faculty of the ABA’s National Compliance School and Graduate School for Compliance Risk Management.

30	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as implemented by Rule 14a-21(a) under the Exchange Act, and as a matter of good corporate governance, the Company is seeking a stockholder advisory vote on the compensation paid to its named executive officers as reported in this Proxy Statement.
We encourage stockholders to read the Compensation Discussion and Analysis portion of this Proxy Statement, which discusses the compensation program under which the Company’s named executive officers were compensated for fiscal year 2023. As described in the Compensation Discussion and Analysis, the Compensation Committee has developed an executive compensation program designed to align the long-term interests of the Company’s named executive officers with the long-term interests of its stockholders. At the Company’s 2023 annual meeting, approximately 96% of the votes cast approved the Company’s 2022 executive compensation program.
ADVISORY OR NON-BINDING EFFECT OF VOTE
Under the Dodd-Frank Act and related SEC rules, your vote on this resolution is advisory and non-binding. This means that the Board of Directors is not required by law to take any action in response to the stockholder vote. However, the Board of Directors values the Company’s stockholders’ opinions and intends to evaluate the results of the vote carefully when making future decisions regarding compensation of the named executive officers. The Company believes that providing its stockholders with an advisory vote on its executive compensation program will further enhance communication with stockholders, while also meeting the Company’s obligations under the Dodd-Frank Act and applicable SEC rules. The Board’s current policy is to hold this advisory vote each year, and we expect to hold the next advisory vote on executive compensation at the 2025 annual meeting of stockholders.
RESOLUTION
The Board of Directors recommends that stockholders approve the following non-binding advisory resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ”FOR” APPROVAL OF THE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
COMPENSATION
DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS
In accordance with SEC rules, this Compensation Discussion and Analysis discusses material elements of compensation for the Company’s named executive officers (“NEOs”) for fiscal year 2023 and should be read in conjunction with the detailed tables and narrative descriptions under “Executive Compensation Tables.” In fiscal year 2023, the Company’s NEOs were its CEO, CFO, and three other most highly compensated executive officers.
For fiscal year 2023, the NEOs were:

Damian M. Kozlowski Chief Executive Officer	Paul Frenkiel Executive Vice President, Chief Financial Officer	Olek DeRowe Executive Vice President, Head of Commercial Real Estate	Ryan Harris Executive Vice President, Head of Fintech Solutions	John Leto Executive Vice President, Head of Institutional Banking
32	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
EXECUTIVE SUMMARY
The Compensation Committee has established specific pay for performance requirements with significant “at-risk” compensation components, consisting of cash bonus and equity incentives. The Compensation Committee continues to emphasize multi-year financial performance as the primary basis for this pay for performance analysis.
As to CEO compensation, while the balanced scorecard considers other factors, specific return on assets (“ROA”) and return on equity (“ROE”) factors were required to be met for a targeted $5 million of total incentive compensation consisting of cash bonus and stock awards. The specific ROA and ROE requirements are derived from the Company’s budget, and multi-year periods are considered, reflecting achievement of the pre-set ROA and ROE requirements as follows. In 2021, budgeted respective ROE and ROA of 16% and 1.6% compared to actuals of 18% and 1.7%. In 2022, budgeted respective ROE and ROA of 18% and 1.7% compared to actuals of 19% and 1.8%. In 2023, budgeted respective ROE and ROA of 23.1% and 2.36% compared to actuals of 25.6% and 2.59%. The requirements for the $5 million of incentive compensation were exceeded, suggesting that the $5 million could be increased. As shown in the Summary Compensation Table, total bonus and stock awards have been increased in steps, based upon multi-year ROA and ROE. In setting the $5 million incentive target, the Compensation Committee considered that amount had a de minimis impact on ROA and ROE. In 2023, the cash bonus was increased to $3 million from $2.25 million in the prior two years. The increase was made after the Company had consistently exceeded the above referenced requirements for the $5 million targeted incentive compensation. It uses a scorecard which balances financial performance comparisons to internal budgets and peer groups, risk management, regulatory compliance, and other strategic objectives. In addition to exceeding the ROA and ROE metrics noted above, net income in years 2019 through 2022 increased year over year, from $52 million in 2019 to $130 million in 2022. In 2023, net income amounted to $192 million.
Over these periods, significant amounts of total compensation have been awarded in the form of equity to align management’s interests with those of stockholders. The Compensation Committee believes that its multi-year assessments and such equity grants support a culture which will manage risk for the longer term. The Compensation Committee believes that the compensation mix is validated by the aforementioned ROA and ROE results over a multi-year period.
COMPENSATION OBJECTIVES AND ELEMENTS
The Company’s compensation policies are intended to provide appropriate compensation packages to motivate, reward, attract, and retain talented and experienced executive officers, and support the Company’s management succession plan. The policies are also intended to manage the Company’s compensation costs.
The Compensation Committee believes that an appropriate compensation program should balance providing motivation to executive officers and effectively controlling compensation costs. Executive officers are compensated at levels designed to attract and retain highly qualified individuals and to motivate them to perform in a manner that maximizes corporate performance.
The Company’s executive compensation program consists of three elements to compensate and motivate its executive officers in line with the Compensation Committee’s objectives described above:
■
Base salary;

■
Cash bonuses; and

■
Long-term equity incentives reflected in grants of stock options and restricted stock awards.

Generally, the Compensation Committee reviews annually the Company’s mix of short-term performance incentives versus longer-term incentives. It primarily focuses compensation on base salary and equity incentives with additional consideration for cash bonuses. The Compensation Committee has not established set percentages of short-term versus long-term incentives. Instead, it looks to provide a reasonable balance between those incentives and base salary. The Compensation Committee’s policy for allocating between long-term and currently paid compensation is to set base compensation at levels adequate to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. As discussed in “Determination of Compensation Amounts” below, the Company provides cash compensation in the form of base salary to meet competitive salary norms. The Company also provides non-cash equity compensation to align this form of compensation with stockholder interests and the Company’s long-term strategic goals. Cash bonuses provide a shorter-term incentive which may align with competitive norms, acknowledge and motivate the achievement of individual goals, and assist in compensation expense management.
COMPENSATION PRACTICES
We strive to utilize sound governance and risk management practices that align with our compensation objectives. Under “Executive Compensation Highlights” above, we summarize certain practices we have implemented to drive performance and those we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
COMPENSATION PROCESS AND METHODOLOGY
Role of the Compensation Committee. The Compensation Committee ordinarily determines compensation amounts for individual NEOs for 12-month periods. The CEO typically provides the Compensation Committee with input regarding key elements of both the Company’s and the NEOs’ (other than the CEO’s) performance, as well as recommendations to assist it in determining compensation levels. The Compensation Committee reviews the Company’s performance during the fourth quarter of each year and determines the amount of equity awards and cash bonuses, if any, that should be awarded at its discretion. Cash bonuses have generally been paid and equity awards generally made in the first quarter of the following year and reported in the compensation tables in the year of payment and grant. Such incentive compensation is based on sustained multi-year financial performance and to motivate future performance to achieve the Company’s financial goals. With the full Board, the Compensation Committee compares financial performance to the budget and those financial goals on a quarterly basis.
Role of the Independent Compensation Consultant. In fiscal year 2023, the Compensation Committee utilized the compensation consulting firm of Pay Governance LLC (“Pay Governance”) to advise on matters related to our executive and director compensation practices and to provide independent confirmation to the Compensation Committee that the Company’s pay and performance are aligned. Specifically, Pay Governance (i) reviewed our compensation peer group to ensure it was relevant for competitive analyses of executive and director pay, (ii) reviewed the compensation of our executive officers relative to pay levels of the peer group, and (iii) reviewed non-executive director compensation levels and practices relative to pay levels and practices of companies comprising the peer group. Pay Governance is hired by, and reports directly to, the Compensation Committee and did not provide any other services to the Company in fiscal year 2023.
In engaging Pay Governance in fiscal year 2023, the Compensation Committee determined that Pay Governance was independent in accordance with SEC rules and that its work did not raise any conflict of interest.
Benchmarking. The Compensation Committee benchmarks the CEO’s compensation to a peer group of banking institutions based upon its review of financial statements and other publicly available data. The peer group for fiscal year 2023, comprised of 20 banking institutions, is listed below. In establishing the peer group, the Compensation Committee considers the level of these institutions’ total assets and their regional location, as well as whether they offer certain specialized banking products, such as prepaid card accounts. Publicly available compensation information from these peers is utilized in setting CEO compensation. As to NEOs other than the CEO, the Compensation Committee utilizes peer compensation information drawn from regional and community banks as supplied by McLagan, a company which maintains related salary databases. Although considerable knowledge about the competitiveness of the Company’s compensation programs is gained through the benchmarking process, the Compensation Committee recognizes that each financial institution is unique and that significant differences in executive compensation practices exist. The Compensation Committee also considers the added complexity and earnings stream resulting from payments businesses unique to the Company. For instance, while Green Dot Corporation and Pathward Financial, Inc. also engage in certain payments businesses, they do not engage in the specialized securities-backed line of credit (“SBLOC”), insurance policy cash value-backed line of credit (“IBLOC”), SBA and leasing businesses. While the Compensation Committee considered compensation information in the whole peer group, it concluded that the following banks had the most comparable lines of business and related complexities and would be the most relevant: Axos Financial, Inc., Green Dot Corporation, Live Oak Bancshares Inc., and Pathward Financial, Inc.
FISCAL YEAR 2023 PEER GROUP(a)
Axos Financial, Inc.	Live Oak Bancshares Inc.
Brookline Bancorp Inc.	Metropolitan Bank Holding Corp.
Camden National Corp.	Pathward Financial, Inc.
ConnectOne Bancorp, Inc.	ServisFirst Bancshares, Inc.
Customers Bancorp, Inc.	Silvergate Capital Corporation
Financial Institutions, Inc.	Stock Yards Bancorp, Inc.
First Commonwealth Financial Corp.	Tompkins Financial Corporation
Flushing Financial Corp.	Triumph Bancorp, Inc.
Green Dot Corporation	Univest Corp. of Pennsylvania
Lakeland Bancorp, Inc.	Washington Trust Bancorp, Inc.

(a)
The fiscal year 2022 peer group included three entities that were removed from the peer group for fiscal year 2023 due to acquisition (Bryn Mawr Bank Corp., Meridian Bancorp, Inc., and TriState Capital Holdings Inc.). Reflecting a review of the peer group by Pay Governance, additions to the prior year’s peer group were comprised of Customers Bancorp, Inc., Metropolitan Bank Holding Corp.,ServisFirst Bancshares, Inc., Silvergate Capital Corporation, Stock Yards Bancorp, Inc., and Triumph Bancorp, Inc., with deletions of Eagle Bancorp, Inc., OceanFirst Financial Corp., Peapack-Gladstone Financial Corp., Provident Financial Services Inc., Sandy Spring Bancorp, Inc., S&T Bancorp, Inc., and Trustco Bank Corp NY.

The median asset size of the peer group was approximately $7.9 billion at December 31, 2021, and the Company’s asset size at December 31, 2021 was $6.8 billion. The median revenue of the peer group for 2021 was $278 million, and the Company’s revenues for 2021 were
34	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
$316 million. In determining the peer group, the asset size range was set with a minimum asset size of $5 billion, except for Green Dot Corporation, which had $4.7 billion of assets. Green Dot Corporation was included because it has a payments business component which resulted in a basis for peer comparison with the Company’s payment business. An upper limit of $20 billion in total assets was set. While that asset level was higher than the Company’s assets, the complexities of the Company’s niche businesses as described in the paragraph directly preceding the table above, creates at least a partial basis for comparability with larger entities.
NEO COMPENSATION FOR FISCAL YEAR 2023
The chart below summarizes the specific elements of the Company’s fiscal year 2023 compensation program for each NEO and shows the percentage of total compensation comprised of each individual component — base salary, cash bonus, and long-term equity grant.
NAME	PRINCIPAL POSITION	BASE SALARY ($)	BASE SALARY %	CASH BONUS ($)	CASH BONUS %	LONG-TERM EQUITY GRANT ($)	LONG- TERM EQUITY GRANT %	TOTAL ($)
Damian M. Kozlowski	Chief Executive Officer	750,000	13	3,000,000	52	2,000,000	35	5,750,000
Paul Frenkiel	EVP, Chief Financial Officer	400,000	35	—	—	750,000	65	1,150,000
Olek DeRowe	EVP, Head of Comm. Real Estate	400,000	21	—	—	1,500,000	79	1,900,000
Ryan Harris	EVP, Head of Fintech Solutions	400,000	20	—	—	1,562,500	80	1,962,500
John Leto	EVP, Head of Institutional Banking	400,000	20	—	—	1,562,500	80	1,962,500
DETERMINATION OF COMPENSATION AMOUNTS
Base Salary. The Company believes that it is important to maintain a competitive compensation structure to retain qualified executive officers, which includes base salary consistent with similarly situated executives at similarly sized banking institutions. The Company believes that a key objective of its salary structure is to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average, considering the Company’s and the individual’s performance. Base salaries are generally reviewed annually by the Compensation Committee, as described under “Compensation Process and Methodology” above. Any change in base salary is normally determined after considering:
■
The executive’s total itemized compensation for the prior year;

■
The executive’s current base pay position relative to the peer group;

■
The Company’s performance and the individual’s contribution to that performance for a sustained period;

■
The impact of the complexity of certain of the Company’s payments and specialized lending businesses on the individual’s responsibilities; and

■
National and regional economic conditions, their effect upon the Company, and how the executive has dealt with them within his or her area of responsibility.

As noted previously, the Compensation Committee utilizes peer data to benchmark compensation. For fiscal year 2023, the peer data utilized for NEOs other than the CEO was drawn from regional and community banks and provided by McLagan.
The following chart shows base salaries of the NEOs for fiscal year 2023 and the respective peer range base salary:
NAME	PRINCIPAL POSITION	BASE SALARY 2023 ($)(b)	PEER RANGE OF BASE SALARY ($)(a)
Damian M. Kozlowski	Chief Executive Officer	750,000	(b)
Paul Frenkiel	EVP, Chief Financial Officer	400,000	331,000-495,000
Olek DeRowe	EVP, Head of Commercial Real Estate	400,000	658,000-948,000
Ryan Harris	EVP, Head of Fintech Solutions	400,000	362,000-526,000
John Leto	EVP, Head of Institutional Banking	400,000	483,000-654,000

(a)
Peer ranges reflect 50th to 90th percentile for base salary.

(b)
Mr. Kozlowski’s salary continued to be maintained at its 2019 level. The other NEOs had not received an increase to their $400,000 base salary since 2020, except for Mr. DeRowe, whose salary was increased to $400,000 in 2023.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
Cash Bonus. In evaluating possible cash bonuses, the Compensation Committee primarily focuses on the sustained contributions made to the Company by the NEO under consideration. The CEO makes recommendations to the Compensation Committee with respect to annual bonuses for the other named executive officers, based on their respective sustained contributions to the performance of the areas for which they are responsible. While the Compensation Committee examines pre-established requirements in determining whether to pay a cash bonus to any NEO and the amount of such bonus, the Compensation Committee has determined it is in the Company’s best interest to retain full discretion with respect to these cash bonuses to retain flexibility as opposed to requiring set payments for various levels of satisfying these requirements.
Long-Term Equity Incentive Compensation. Long-term equity incentives were provided to NEOs in fiscal year 2023 through the Company’s 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan permits the grant of stock options, restricted stock awards, stock appreciation rights and phantom units. Stock options are granted to NEOs at exercise prices equal to the then current market price of the Common Stock. Awards under the 2020 Equity Incentive Plan are granted based on the Company’s financial performance and each executive’s contribution to such performance. Overall, the objective of long-term equity incentive compensation awards is to tie the interests of NEOs directly to increases in stockholder value. The criteria utilized for each NEO is that which is used for cash bonuses as discussed directly above under “Cash Bonus.” In 2023, the percentage of equity granted compared to total salary and incentive compensation was 35% for Mr. Kozlowski. In addition to RSUs, Mr. Kozlowski’s 2023 long-term equity grants included 57,573 stock options, which were valued on the day of grant under the Black-Scholes method at $17.37 each. In 2023, to increase equity ownership of the other NEOs, no cash bonuses were paid to them, and all incentive compensation was awarded in the form of equity grants. For those NEOs, the percentage of equity grants to total salary and incentive compensation ranged from 65% to 80%. Since 2019, a significant amount of equity compensation for Mr. Kozlowski has been awarded in the form of stock options, such that he benefits only to the extent of further increases in share price. Upon the accumulation of a significant equity position, the proportion of cash bonus was increased in 2021, 2022, and 2023 compensation.
The chart below summarizes the percentage cash bonus and long-term equity grant compensation for NEOs for fiscal year 2023 as it relates to each NEO’s base salary. The footnotes to the chart refer to the performance requirements which must be sustained for cash bonus and long-term equity grants.
NAME	PRINCIPAL POSITION	BASE SALARY ($)	CASH BONUS ($)	% OF BASE SALARY	LONG-TERM EQUITY GRANT ($)	% OF BASE SALARY
Damian M. Kozlowski(1)	Chief Executive Officer	750,000	3,000,000	400%	2,000,000	267%
Paul Frenkiel(2)	EVP, Chief Financial Officer	400,000	—	—	750,000	188%
Olek DeRowe(3)	EVP, Head of Commercial Real Estate	400,000	—	—	1,500,000	375%
Ryan Harris(4)	EVP, Head of Fintech Solutions	400,000	—	—	1,562,500	391%
John Leto(5)	EVP, Head of Institutional Banking	400,000	—	—	1,562,500	391%

(1)
See “CEO Compensation Determination” below for information regarding the performance requirements related to Mr. Kozlowksi’s compensation for fiscal year 2023.

(2)
For the CFO, Paul Frenkiel, the cash bonus of $0 in 2023 compared to $360,000 in 2022, and $350,000 in 2021. Mr. Frenkiel’s responsibilities include all financial functions of the Company, including supporting each line of business in managing their financial operations. The increased awards reflected the impact of those financial functions on the sustained improved financial performance of the Company, including management of rate sensitivity. Additionally, Mr. Frenkiel is responsible for the investment portfolio which has consistently ranked in the upper quartile of peers. The upper quartile peer ranking requirement was based on the yields reported in the Uniform Bank Performance Report for FDIC insured banks.

(3)
For the Head of Commercial Real Estate, Olek DeRowe, the cash bonus of $0 in 2023 compared to $480,000 in 2022 and $300,000 in 2021. Mr. DeRowe’s salary was increased to $400,000 annually in 2023, representing a 28% increase over the prior year. Mr. DeRowe oversees the real estate bridge lending function, consisting primarily of real estate bridge loans for apartment buildings. Mr. DeRowe is primarily responsible for growing the portfolio and managing related credit risks. At December 31, 2022, 2021, and 2020, total real estate bridge lending balances were $1.7 billion, $622 million, and $0, respectively. At December 31, 2023, balances amounted to $2.0 billion. Mr. DeRowe rebuilt this lending area, from scratch, after the pandemic hiatus which stretched between 2020 and 2021. He re-established the brand in the market and significantly increased profitability, which resulted from those increased balances.

(4)
For the Head of Fintech Solutions, Ryan Harris, the cash bonus of $0 in 2023 compared to $750,000 in 2022 and $700,000 in 2021. Mr. Harris is responsible for the development and execution of fintech and other payment revenue growth initiatives, including sales and marketing. Prepaid, debit card and related fees for 2022, 2021, and 2020 respectively amounted to $77.2 million, $74.7 million, and $74.5 million, reflecting a 4% increase over that period. ACH, card and other payment fees increased from $7.1 million to $8.9 million over that period, or an increase of 26% over that period. In 2023, those fees amounted to $9.8 million.

(5)
For the Head of Institutional Banking, John Leto, the cash bonus of $0 in 2023 compared to $750,000 in 2022 and $700,000 in 2021. Mr. Leto’s responsibilities include sales and marketing of the SBLOC, IBLOC and registered investment advisor loans, and certain oversight functions. Mr. Leto has achieved loan growth in excess of budgeted goals on a sustained basis. At December 31, 2022, 2021, and 2020, total SBLOC, IBLOC and registered investment advisor financing balances respectively amounted to $2.5 billion, $2.05 billion, and $1.6 billion. At December 31, 2023, SBLOC, IBLOC and registered investment advisor financing balances decreased to $1.8 billion. The decrease in 2023 was believed to have resulted from customer sensitivity to higher rates. However, the rate sensitivity of this portfolio resulted in an increase in yield and net interest income which more than offset the impact of principal reductions.

36	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
CEO COMPENSATION DETERMINATION
The following factors impact the Compensation Committee’s determination of the amounts of cash bonus and equity awards for pay for performance for the CEO:
1.   Sustaining Financial Performance Validated By Pre-Established Financial Goals
In determining the CEO’s compensation, the Compensation Committee establishes specific, pre-set financial goals and monitors the Company’s financial performance. These goals were exceeded in fiscal years 2022 through 2020 and prior years. Beginning in 2022 and for 2023, this multi-year history of performance was further validated as financial goals were again exceeded. ROA has continued its multi-year sustained increases and amounted to 1.09%, 1.34%, 1.68%, and 1.81% in 2019 through 2022, respectively. In 2023, ROA amounted to 2.59%. Net income in years 2019 through 2022, increased year over year, from $52 million in 2019 to $130 million in 2022. In 2023, net income amounted to $192 million. Specifically, the balance sheet, with particular emphasis on the investment securities portfolio, had been managed between 2020 and 2022 to maximize asset sensitivity. Thus, when rates normalized to historical levels and increased further as the Federal Reserve raised rates in response to inflation, increased net interest income was reflected in growth in ROA and equity. The Compensation Committee also considered the sustainability of the Company’s financial performance under the CEO’s leadership. In 2023, approximately 87% of total CEO compensation was comprised of cash bonus and equity incentive compensation for achieving and exceeding pre-established requirements for a multi-year period. The Compensation Committee also considered the level of cash bonus as a percentage of base salary. For the CEO, the 2022 cash bonus was maintained at the prior year $2,250,000 level, representing 3x base salary, compared to $1,650,000 in 2020. In 2023, after the accumulation of increased amounts of equity, the cash bonus was increased to $3 million, which was 4x base salary. The increases reflected the improved financial performance of the Company which had been sustained for a multi-year period. Accordingly, most of the CEO compensation is “at risk” as it is dependent on the achievement of financial performance and other requirements. The “Balanced Scorecard: CEO Performance Matrix” below summarizes the requirements for incentive at-risk compensation.
In addition to the improvements in income noted above, other financial highlights are as follows:
■
At December 31, 2022, 2021, and 2020, total SBLOC, IBLOC and registered investment advisor financing balances respectively amounted to $2.5 billion, $2.05 billion, and $1.6 billion. At December 31, 2023, SBLOC, IBLOC and registered investment advisor financing balances had decreased to $1.8 billion. The decrease in 2023 was believed to have resulted from customer sensitivity to higher rates. However, the rate sensitivity of this portfolio resulted in an increase in yield and net interest income which more than offset the impact of principal reductions.

■
At December 31, 2022, 2021, and 2020, total Small Business Loan (“SBL”) balances respectively amounted to $764 million, $696 million, and $654 million, representing a 17% increase over the three-year period. Those amounts and resulting growth percentage exclude short-term Payroll Protection Program (“PPP”) loans of $165.7 million, $44.8 million, and $4.5 million, respectively, at December 31, 2020, 2021 and 2022. At December 31, 2023, SBL balances had increased to $896 million.

■
At December 31, 2022, 2021, and 2020, total loan balances including loans at fair value, respectively, amounted to $6.08 billion, $5.14 billion, and $4.46 billion, reflecting growth of 36% over the three-year period. At December 31, 2023, total loans including loans at fair value amounted to $5.69 billion. The decrease in 2023 was believed to have resulted from customer sensitivity to higher rates on SBLOC and IBLOC. However, the rate sensitivity of this portfolio resulted in an increase in yield and net interest income which more than offset the impact of principal reductions.

■
The net interest margins for 2022, 2021, 2020, and 2019 were 3.55%, 3.35%, 3.45%, and 3.32%, respectively. In 2023, the net interest margin was 4.95%.

■
The average rate on deposits for 2022, 2021, and 2020 was .82%, .10%, and .25%, respectively. In 2023, the average rate on deposits was 2.32%.

2.   Forward-Looking Considerations
In addition to achieving specific pay for performance requirements and sustained financial performance, both the cash bonus and equity awards are forward looking to motivate further progress toward the long-term financial goals set by the Board. Financial goals include ROA and ROE. As prior period financial performance requirements were achieved, the Company increased future financial performance requirements. In 2023, the at-risk components of the CEO’s total compensation consisted of cash bonus and equity awards and amounted to $5.0 million, or 87% of total compensation. The CEO’s base salary of $750,000 comprised approximately 13% of total compensation.
After sustained incremental financial progress in prior years and to motivate achievement of increased financial goals, the CEO’s total cash bonus and stock awards in 2021 and 2022 were, respectively, approximately $3.9 million and $4.4 million. ROA for 2020, 2021, and 2022 was, respectively, 1.34%, 1.68%, and 1.81%. In each year, the budgetary goals for both ROA and ROE were met or exceeded. With achieving or exceeding budgeted increases in income, ROA and ROE, Mr. Kozlowski’s total compensation in 2022 and 2021 was, respectively, $5.2 million and $4.6 million. After additional increases in income, ROA and ROE, total compensation for 2023 amounted to $5.8 million.
The Compensation Committee believes that its forward-looking approach of providing cash bonus and equity to motivate future performance has been validated by the above historical results since Mr. Kozlowski’s tenure began in 2016. The Compensation Committee also believes that its consideration of multi-year historical performance, rather than a focus on any single year, has contributed to the steady increase in income and other financial performance measures.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
3.   Peer Comparison
The Compensation Committee peer group for compensation paid or awarded in 2023 is detailed under “Compensation Process and Methodology” and consists of 20 peers, reflecting the changes detailed in the related footnotes. Peer averages for ROA, ROE, net interest margin and stockholder return were exceeded.
The Compensation Committee considered the CEO compensation of Live Oak, Pathward, Axos and Green Dot, the group it considered the Company’s most comparable peers. In 2021, the total CEO compensation for those peers respectively amounted to $884,000, $4.7 million, $13.7 million, and $14.0 million. In 2021, Mr. Kozlowski’s total compensation was $4.6 million. As a result of the steady increases in income, ROA, ROE and stock performance, the Compensation Committee increased Mr. Kozlowski’s incentive compensation for 2022 in the form of stock options. The estimated fair value of those options in 2022 amounted to $1.4 million compared to $851,000 in 2021. In 2023, after significant cumulative equity grants, the total stock and option award value of $2.0 million was maintained at approximately the prior year’s amount, and the cash bonus was increased.
4.   Strategic Agenda Goals
In addition to pre-established financial requirements and related performance comparisons with peer groups, the Board pre-established other goals in the form of a strategic agenda. The strategic agenda included specific strategic objectives which are required to be met. Those goals are shown in footnote (b) to the “Balanced Scorecard: CEO Performance Matrix”.
5.   Risk Considerations
The Compensation Committee viewed the Board’s financial and other goals in tandem with the institution’s risk profile. For financial performance especially, levels of risk required ongoing consideration so as not to incentivize excessive risk taking. Accordingly, specific percentages of additional compensation were not assigned to specific measures of performance. Instead, risk would be considered as part of a balanced scorecard approach. Upon its review, the Compensation Committee determined that risk had been appropriately managed, while financial performance had been significantly improved. The Compensation Committee’s consideration of risk includes credit compliance and regulatory risks, and inherent interest rate and liquidity risk, which are monitored by the Board of Directors.
All factors above supported increased compensation levels. All the pre-established financial goals were either achieved or exceeded while risk was decreased. Pre-established strategic, non-quantifiable goals, which would impact financial performance in the future were all either met or showed expected progress.
BALANCED SCORECARD: CEO PERFORMANCE MATRIX
An analysis of the metrics and other criteria used by the Compensation Committee in determining CEO compensation for fiscal year 2023 is as follows.
	PRE-ESTABLISHED REQUIREMENTS FOR INCENTIVE COMPENSATION	DID NOT MEET	SUBSTANTIALLY MET	EXCEEDED
Financial & Strategic Performance	Financial Metrics to Budget(a)			x
	Strategic Agenda(b)			x
	Integrated Business Plan Objectives(c)			x
Stock Performance	Competitor Peer Group(d)			x
	Dow Jones U.S. Bank Index(d)			x
	KBW Bank Index (d)			x
Enterprise Risk Management	Credit Risk Management(e)			x
	Compliance Risk Management(f)			x
	Regulatory Requirements(f)			x

(a)
Financial Metrics to Budget: In 2021, budgeted respective ROE and ROA of 16% and 1.6% compared to actuals of 18% and 1.7%. In 2022, budgeted respective ROE and ROA of 18% and 1.7% compared to actuals of 19% and 1.8%. In 2023, budgeted respective ROE and ROA of 23.1% and 2.36% compared to actuals of 25.6% and 2.59%.

(b)
Strategic Agenda: (i) progress made in adding credit sponsorship products, (ii) operating platforms were enhanced, (iii) real estate bridge lending and institutional banking were expanded, and (iv) ESG reporting strategy and Company culture were enhanced.

(c)
Integrated Business Plan Objectives: As part of the budget process, each line of business established goals which supported the attainment of company-wide financial goals as detailed previously. Actual results are compared to each line of business’s pre-established goals and reported to the Board of Directors quarterly. The specific line of business goals for all six operating departments were concluded to have been exceeded, as the overall financial requirements had been exceeded. Of the 50 annual departmental goals reviewed by the Compensation Committee, the vast majority were concluded to have been achieved.

38	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
(d)
Stock Performance: From the beginning of 2020, through November 30, 2022, the Company’s stock performance exceeded its designated peer group banks consisting of Pathward, Live Oak, Green Dot and Axos, and exceeded both the Dow Jones U.S. Bank Index and the KBW Bank Index. While the market value of the Company’s stock increased 131% over that period, those peers increased 30% and the Dow Jones and KBW indices both increased 4%.

(e)
Credit Risk: Credit risk was deemed acceptable as charge-offs, for a sustained multi-year period, remained at relatively low levels. Results met or exceeded the budget, and the factors above resulted in an exceeded rating. Interest rate risk has similarly remained low, as the balance sheet had consistently been managed to an asset sensitive position. Asset sensitivity results in higher net interest income with increases in market rates, thereby lowering the risk of funding fixed rate investments with higher cost funding in periods of increasing rates.

(f)
Compliance Risk Management and Regulatory Requirements: The Board of Directors monitors compliance issues on an ongoing basis. Significant multi-year progress in addressing regulatory requirements was sustained and warranted an exceeded rating.

A graphic representation of income before taxes, in thousands, shows the increases in income from 2019.
The following chart compares actual ROE to total CEO compensation as reported in the Summary Compensation Table. Specific pre-set ROE (and ROA) targets were required to be met, over multi-year periods, before the compensation shown below was awarded. ROE (and ROA) pre-set requirements were either achieved or exceeded in all periods.
COMPENSATION RISK ANALYSIS
As a financial holding company regulated by the Federal Reserve Bank, which has a subsidiary bank regulated by the Office of the Comptroller of the Currency, the Company adheres to defined risk guidelines, practices, and controls to ensure the safety and soundness of the institution. The Company’s management and Board of Directors conduct regular reviews of its business to ensure that it is operating within appropriate regulatory guidelines and with appropriate practices, supplemented by its internal audit function.
On an annual basis, the Compensation Committee reviews the Company’s compensation practices to determine that (1) base salaries are appropriately competitive in light of overall compensation, (2) the Company’s use of equity grants provides appropriate long-term incentives, (3) the Company offers an appropriate mix of cash and equity compensation to facilitate the alignment of the interests of the Company’s

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
senior executives with those of the Company and its stockholders, and (4) cash bonuses are balanced with other compensation to incent financial performance and safety and soundness while managing compensation expense. In light of regulatory releases, the ultimate goal of the review is to assess the design, governance, policies, and procedures of the Company’s compensation structure to ensure that, as designed and executed, it does not motivate excessive risk-taking that could adversely impact the long-term value of the Company.
After conducting this review in fiscal year 2023, the Compensation Committee concluded that the Company’s incentive programs do not motivate or encourage unnecessary or excessive risk-taking. This conclusion reflected a review of the Company’s structure to determine that credit and other new business approvals are independent of new business efforts. Other factors, such as fostering an appropriate risk management culture, were also considered. The Company will continue to review and monitor its compensation programs to ensure that they continue to not motivate excessive risk-taking that could adversely impact the long-term value of the Company.
STOCKHOLDER INPUT AND COMPANY ACTIONS
The Company’s management meets with stockholders to obtain feedback on Company performance and any other matters of interest to stockholders. The CFO, CEO, and the Head of Fintech Solutions are the Company’s primary representatives who meet with investors. Mr. Frenkiel has addressed executive compensation with stockholders who engage with management on that and other relevant topics. In 2023, these officers met with stockholders owning more than 50% of the Common Stock as they had in previous years. Related stockholder feedback from prior meetings had resulted in structural changes to the CEO’s compensation determination and other changes which were sustained. A summary of the stockholder input and resulting actions are as follows:
STOCKHOLDER INPUT	COMPANY ACTIONS

Prior to 2019, the CEO’s base salary exceeded the peer median. A lower base salary better aligns pay for performance which places greater emphasis on incentive compensation and less emphasis on base salary.
In 2019, the CEO’s base salary was $755,000, compared to $900,000 in 2018. In 2020, base salary was set at $750,000 and maintained at that level through 2023.

The CEO’s equity awards upon his hire included stock options, but prior to 2019 grants consisted solely of RSUs. Stock options provide incentive for pay for performance, as their value equals the increase in stock price after the grant date.
In 2019 through 2022, a significant allocation of equity compensation granted was awarded as stock options.
Comparisons to peers on key financial metrics provide a tool to help determine that financial goals adequately reward stockholders.	The Compensation Committee added peer comparisons for ROA and ROE to its decisioning parameters.
Some companies use grids or assign percentages to their various pre-established metrics which weight those factors in incentive compensation awards.
The Compensation Committee required that the Company achieve pre-established metrics for the award of incentive compensation. The related grid precedes this section under “Balanced Scorecard: CEO Performance Matrix.” The Compensation Committee determined that grid component requirements have been exceeded in every year beginning in 2019.

40	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
COMPENSATION CLAWBACK POLICY
Effective December 1, 2023, the Board adopted an Executive Compensation Clawback Policy (the “Clawback Policy”), based upon the recommendation of the Compensation Committee. The Clawback Policy is designed to comply with Section 10D of the Exchange Act, the rules promulgated thereunder and applicable Nasdaq listing standards and applies to current and former Executive Officers (as defined in the Clawback Policy). Pursuant to the Clawback Policy, in the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under securities laws, the Company will recover erroneously awarded Incentive-Based Compensation (as defined in the Clawback Policy) from its Executive Officers. The Clawback Policy was filed with the SEC on February 29, 2024 as Exhibit 97.0 to our Annual Report.
STOCK OWNERSHIP GUIDELINES
In order to align the interests of the Company’s executive officers and directors with those of the Company’s stockholders, the Board has adopted minimum stock ownership requirements as outlined in the Company’s Corporate Governance Guidelines. Under these minimum stock ownership guidelines, each director is required to own two times his or her annual fees in Common Stock, the CEO is required to own three times his or her annual salary in Common Stock and all other executive officers are required to own Common Stock in amounts as determined by Compensation Committee policy. As of the date of this Proxy Statement, all of our directors and executive officers are currently in compliance with these stock ownership guidelines, to the extent applicable.
ANTI-HEDGING POLICY
The Company’s Insider Trading Policy applies to all employees, directors, and officers of the Company and its subsidiaries. Under the Insider Trading Policy, transactions in puts, calls, or other derivative securities involving the Company’s equity securities, as well as hedging transactions involving the Company’s equity securities, such as collars and forward sale contracts, are prohibited. The Insider Trading Policy can be found on the Company’s corporate website at https://investors.thebancorp.com/corporate-information/governance-documents/default.aspx:
TAX AND ACCOUNTING CONSIDERATIONS
The Company claims tax deductions in connection with stock awards under its equity compensation plans in an amount equal to the ordinary income reported to the Internal Revenue Service for the recipient. The amount reported as ordinary income to the recipient, and deducted by the Company, is based on the stock price at the date stock options are exercised or restricted stock vests, subject to a $1 million limit for each NEO. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
The compensation that we pay to our executive officers is expensed in our financial statements as required by U.S. generally accepted accounting principles (“GAAP”). As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Stock-based compensation is accounted for as required under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Timing of equity compensation is at the discretion of the Compensation Committee.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement and has discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
William H. Lamb, Chair
Matthew N. Cohn
John M. Eggemeyer
42	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE
The following table provides information concerning total compensation earned by or paid to the NEOs for the years ended December 31, 2023, 2022, and 2021.
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL
Damian M. Kozlowski Chief Executive Officer	2023	750,000	3,000,000	1,000,000	1,000,000	26,593	5,776,593
	2022	750,000	2,250,000	750,000	1,401,000	12,721	5,163,721
	2021	750,000	2,250,000	750,000	851,000	9,714	4,610,714
Paul Frenkiel EVP, Chief Financial Officer	2023	400,000	—	750,000	—	34,481	1,184,481
	2022	400,000	360,000	240,000	—	23,211	1,023,211
	2021	400,000	350,000	150,000	—	18,426	918,426
Olek DeRowe(4) EVP, Head of Commercial Real Estate	2023	400,000	—	1,500,000	—	10,770	1,910,770
	2022	311,539	480,000	320,000	—	9,847	1,121,386
	2021	246,923	300,000	200,000	—	8,832	755,755
Ryan Harris EVP, Head of Fintech Solutions	2023	400,000	—	1,562,500	—	20,593	1,983,093
	2022	400,000	750,000	500,000	—	11,576	1,661,576
	2021	400,000	700,000	300,000	—	9,120	1,409,120
John Leto EVP, Head of Institutional Banking	2023	400,000	—	1,562,500	—	23,611	1,986,111
	2022	400,000	750,000	500,000	—	13,327	1,663,327
	2021	400,000	700,000	300,000	—	10,164	1,410,164

(1)
Reflects the aggregate grant date fair value of stock awards granted in accordance with FASB ASC Topic 718. The values of stock awards were determined by multiplying the grant date closing price of the Common Stock, by the number of shares granted. The assumptions utilized in determining the fair value of stock awards are described in footnote M to the annual financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023.

(2)
Reflects the aggregate grant date fair value of stock options granted in accordance with FASB ASC Topic 718. The assumptions utilized in determining the fair value of stock options are described in footnote M to the annual financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023.

(3)
Represents the aggregate dollar amount of perquisites and other personal benefits, which in 2023 were comprised of contributions to the NEOs’ 401(k) savings plans, insurance premiums paid on behalf of the NEOs, financial services provided to the NEOs and auto allowances. In 2023, Mr. Kozlowski received $15,979 of financial services related benefits, while Messrs. Frenkiel and Leto received $12,983 of such benefits.

(4)
Mr. DeRowe’s salary was increased to $400,000 annually in 2023, representing a 28% increase over the prior year. Mr. DeRowe oversees the real estate bridge lending function, consisting primarily of real estate bridge loans for apartment buildings. Mr. DeRowe is primarily responsible for growing the portfolio and managing related credit risks. At December 31, 2022, 2021, and 2020, total real estate bridge lending balances were $1.7 billion, $622 million, and $0. At December 31, 2023, balances amounted to $2.0 billion. Mr. DeRowe rebuilt this lending area, from scratch, after the pandemic hiatus which stretched between 2020 and 2021. He re-established the brand in the market and significantly increased profitability, which resulted from those increased balances.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information concerning grants of plan-based awards made to the NEOs during fiscal year 2023.
NAME	GRANT DATE	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(1) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(2)	EXERCISE PRICE OF STOCK OPTIONS(2) ($/SHARE)	CLOSING PRICE ON DATE OF GRANT ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)
Damian M. Kozlowski	02/09/23	28,433			35.17	1,000,000
Damian M. Kozlowski	02/09/23		57,573	35.17		1,000,000
Paul Frenkiel	02/09/23	21,324	—	—	35.17	750,000
Olek DeRowe	02/09/23	42,649	—	—	35.17	1,500,000
Ryan Harris	02/09/23	44,427	—	—	35.17	1,562,500
John Leto	02/09/23	44,427	—	—	35.17	1,562,500

(1)
These stock awards vest over a period of three years from grant date, with one third vesting on each grant anniversary date.

(2)
These stock options had a $17.37 per share grant date fair value, as computed consistent with FASB ASC Topic 718, and vest over a period of four years from grant date, with one fourth vesting on each grant anniversary date.

(3)
Represents the grant date fair value, as computed consistent with FASB ASC Topic 718.

44	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table provides information on the outstanding equity awards held by the NEOs as of December 31, 2023.
		OPTION AWARDS(1)			STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(3) ($)
Damian M. Kozlowski	2/8/2019	65,104		8.57	2/8/2029
	5/20/2020	225,000	75,000	6.87	5/20/2030
	2/9/2021					13,291	512,501
	2/9/2021	50,000	50,000	18.81	2/9/2031
	2/9/2022					16,491	635,893
	2/9/2022	25,000	75,000	30.32	2/9/2032
	2/9/2023					28,433	1,096,377
	2/9/2023		57,573	35.17	2/9/2033
	Total	365,104	257,573	—	—	58,215	2,244,771
Paul Frenkiel	2/9/2021					2,658	102,492
	2/9/2022	—	—	—	—	5,276	203,443
	2/9/2023	—	—	—	—	21,324	822,254
	Total	—	—	—	—	29,258	1,128,189
Olek DeRowe	2/9/2021	—	—	—	—	3,544	136,657
	2/9/2022	—	—	—	—	7,036	271,308
	2/9/2023	—	—	—	—	42,649	1,644,545
	Total	—	—	—	—	53,229	2,052,510
Ryan Harris	2/9/2021	—	—	—	—	5,316	204,985
	2/9/2022	—	—	—	—	10,993	423,890
	2/9/2023	—	—	—	—	44,427	1,713,105
	Total	—	—	—	—	60,736	2,341,980
John Leto	2/9/2021	—	—	—	—	5,316	204,985
	2/9/2022	—	—	—	—	10,993	423,890
	2/9/2023	—	—	—	—	44,427	1,713,105
	Total	—	—	—	—	60,736	2,341,980
	Total	365,104	257,573	—	—	262,174	10,109,430

(1)
All options listed in the table vest at a rate of one fourth per year over a period of four years from grant date.

(2)
All stock awards listed in the table are RSUs that vest at a rate of one third per year over a period of three years from grant date, except those granted in 2020, which vest at a rate of one third on the first and second anniversaries of grant date, with the balance vesting after eight months. Upon vesting, shares of Common Stock equal to the number of RSUs vested are issued to the NEO.

(3)
Market value is based on the closing market price of the Common Stock on December 31, 2023, which was $38.56.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
OPTION EXERCISES AND STOCK VESTED TABLE
The following table provides information for the NEOs regarding RSUs vested and options exercised in fiscal year 2023.
	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Damian M. Kozlowski			87,038	3,191,475
Paul Frenkiel			14,030	510,816
Olek DeRowe			20,163	735,204
Ryan Harris			27,188	988,790
John Leto			29,371	1,069,910
AWARDS UNDER THE COMPANY’S EQUITY COMPENSATION PLANS
The Company has granted awards of stock options and/or RSUs to each of the NEOs under one or more of the 2018 Equity Incentive Plan and 2020 Equity Incentive Plan (collectively, the “Equity Compensation Plans”). The currently outstanding awards granted to the NEOs are described above in the Outstanding Equity Awards at Fiscal Year-End Table. The terms of these awards would be affected by certain trigger events and represent our only obligation to make any potential payments to our NEOs upon termination or change of control. As described in this table, these awards are comprised of unvested options (not exercisable), vested options (exercisable), and unvested RSUs.
Mr. Kozlowski has been granted stock options under the 2018 Equity Incentive Plan and the 2020 Equity Incentive Plan. With respect to such vested options, in the event of death, disability, or retirement, the exercise period is one year from the trigger date, subject to termination on the expiration date of the option, if earlier. In the event of an involuntary termination following a change in control, all vested options would remain exercisable (subject to the expiration provisions otherwise applicable to the option) and would be exercisable for a period of one year following such termination. If his employment is terminated for cause, all vested options that have not been exercised will expire and be forfeited. If his employment terminates for any other reason, these vested options may thereafter be exercised, to the extent exercisable at the time of such termination, for a period of three months following termination, subject to termination on the option’s expiration date, if earlier.
With respect to unvested options, in the event of death, disability, or retirement, such options would vest on the one-year anniversary of the date of termination of service and, since the one year vesting period would coincide with the one year permitted exercise period, notice of exercise would be required to be provided prior to the expiration of the one year period following termination, with exercise permitted immediately after the one year period, provided that no option would become vested after the expiration of its term and subject to restrictions based on incentive stock option treatment. In the event of an involuntary termination following a change in control, all unvested options would become exercisable (subject to the expiration provisions otherwise applicable to the option) and would be exercisable for a period of one year following such termination. If employment is terminated for cause or for any other reason, unvested options would expire and be forfeited.
All NEOs, including Mr. Kozlowski, have been granted RSUs under the 2018 Equity Incentive Plan and the 2020 Equity Incentive Plan. With respect to unvested RSUs, in the event of death, disability, or retirement, the unvested RSUs would vest on the one-year anniversary of such termination of service. In the event of an involuntary termination following a change in control, all unvested RSUs would become fully earned and vested immediately. In the event of a termination for cause or other termination, unvested RSUs would be forfeited.
See Exhibits 10.1.1 and 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2023 for plan documents which detail the definitions related to the trigger events summarized above.
The following table sets forth the approximate payments that would have been made to the NEOs in the event of the termination of employment under the circumstances described below, assuming such termination took place on December 31, 2023.
NAME	PRINCIPAL POSITION	INVOLUNTARY TERMINATION FOLLOWING A CHANGE IN CONTROL ($)	DEATH, DISABILITY, RETIREMENT ($)
Damian M. Kozlowski(1)	Chief Executive Officer	6,422,193	6,422,193
Paul Frenkiel(2)	EVP, Chief Financial Officer	1,128,189	1,128,189
Olek DeRowe(2)	EVP, Head of Commercial Real Estate	2,052,510	2,052,510
John Leto(2)	EVP, Head of Institutional Banking	2,341,980	2,341,980
Ryan Harris(2)	EVP, Head of Fintech Solutions	2,341,980	2,341,980
46	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
(1)
Amounts for Mr. Kozlowski were computed by (i) multiplying the December 31, 2023 share price of $38.56 times the number of his unvested RSUs and (ii) multiplying the number of his unvested stock options times the difference between the December 31, 2023 share price and the options’ exercise prices.

(2)
Amounts for Messrs. Frenkiel, DeRowe, Leto, and Harris consisted of multiplying the December 31, 2023 share price of $38.56 times the number of their unvested RSUs, as they had no unvested stock options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following discussion presents the potential payments for each of our NEOs upon a termination of employment or change in control. Pursuant to applicable SEC rules, the analysis contained in this discussion does not consider or include payments made to a NEO respect to contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of NEOs of the Company and that are available generally to all salaried employees. The actual amounts that would be paid upon a NEO’s termination of employment can only be determined at the time of such NEO’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, such as the timing of a termination event and the Company’s stock price, any actual amounts paid or distributed may be higher or lower than reported above. In accordance with SEC rules, this discussion assumes the relevant trigger event occurred on December 31, 2023.
The Company’s NEOs serve at the discretion of the Board of Directors. We have not entered into formal employment agreements with any of our NEOs. In connection with Mr. Kozlowski’s hire in 2016, however, we provided him with a Letter Agreement (the “DK Letter Agreement”) outlining his basic compensation terms and providing for certain grants of equity compensation, among other things. The DK Letter Agreement specified that his employment was terminable by either party at any time with or without cause or advance notice. In the event of a NEO termination of employment for any reason whatsoever, any severance benefits or other cash payments, if any, would be negotiated on an individual basis.
CEO PAY RATIO
The following information about the relationship between the compensation of our median employee and the compensation of the Company's CEO, is provided in compliance with the requirements of Item 402(u) of Regulation S-K. For 2023, the median of the annual total compensation of all employees of the Company, other than the CEO, was $103,711, and the total compensation of the CEO was $5,776,593, as reported in the Summary Compensation Table above. Based on this information, for 2023, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee of the Company was approximately 56:1.
To identify the median employee and to determine the annual total compensation of the median employee and the CEO, the Company took the following steps:
■
The Company determined that as of December 29, 2023, the last payroll date in the last three months of fiscal year 2023, there were 757 employees. This population consisted of the Company’s full-time employees and an insignificant number of part-time employees. Independent contractors were not included in the employee count.

■
To identify the employee receiving the median amount of compensation in our employee population, the Company analyzed the salary, wages, and overtime pay of all employees, to account for employees who had only worked a portion of the year. The Company also considered additional compensation, consisting of 401(k) matches and health insurance. Since approximately 12% or less of Company employees receive equity awards, such awards were excluded from the compensation measure used to identify the median employee.

■
The Company identified its median employee using this compensation measure, which was consistently applied to all employees included in the calculation. Since all Company employees, including the CEO, are located in the United States, the Company did not make any cost-of-living adjustments.

■
Once the median employee was identified, the Company added together the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total compensation of $103,711. The employee’s annual total compensation included the value of health care benefits, which were estimated at $11,284 per employee, including coverage for dependents. The Company’s 401(k) match was also included in the annual total compensation.

■
With respect to the total annual compensation of the CEO, the Company used the amount reported in the “Total” column of the Summary Compensation Table above.

PAY VERSUS PERFORMANCE TABLE
The following table and related disclosure are provided in compliance with SEC rules to summarize information regarding the relationship between “compensation actually paid” (as calculated under SEC rules) (“CAP”) for our CEO, who serves as our principal executive officer (“PEO”), and our non-PEO NEOs, on an average basis, and the Company’s financial performance.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
The methodology for calculating amounts presented in the “CAP” column for the PEO and “Average CAP” column for the non-PEO NEOs, including amounts that were deducted from and added to the Summary Compensation Table totals, is provided in the footnotes to the table.
	PEO		NON-PEO NEOS		VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR(1)	SUMMARY COMPENSATION TABLE TOTAL ($)	CAP ($)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL ($)	AVERAGE CAP ($)(2)	COMPANY TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(3)	NET INCOME ($) (IN MILLIONS)	ROA	ROE(4)
2023	5,776,593	9,308,843	1,766,114	2,208,717	136	93	192.3	2.6%	26%
2022	5,163,721	6,111,718	1,440,330	1,454,993	112	82	130.2	1.8%	19%
2021	4,610,714	11,894,580	1,063,578	1,635,704	185	140	110.7	1.7%	18%
2020	4,665,714	7,714,341	913,486	1,121,643	105	89	80.1	1.3%	15%

(1)
Non-PEO NEOs consisted of Messrs. Frenkiel, DeRowe, Leto, and Harris in 2023, Frenkiel, Garry, Leto, and Harris in 2022, and Frenkiel, Connolly, Garry, and Pareigat in 2021 and 2020.

(2)
Values included in the “CAP” and “Average CAP” columns reflect the following adjustments from the values shown in the “Summary Compensation Table Total” and “Average Summary Compensation Table Total” columns, respectively (amounts shown for the non-PEO NEOs are averages).

(3)
For purposes of calculating peer group total shareholder return, the Nasdaq Bank Stock Index was used pursuant to Item 201(e) of Regulation S-K and as reflected in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(4)
ROE was identified as our “company-selected measure” (“CSM”) for fiscal year 2023 because it represents, in our view, the most important measure used to link CAP to performance.

Reconciliation of Summary Compensation Table Total to CAP
YEAR	EXECUTIVE(S)	SUMMARY COMPENSATION TABLE TOTAL ($)	DEDUCT EQUITY AWARDS REPORTED IN SUMMARY COMPENSATION TABLE ($)	ADD YEAR END VALUE OF UNVESTED EQUITY AWARDS GRANTED IN YEAR ($)	CHANGE IN VALUE OF UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS ($)	CHANGE IN VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS WHICH VESTED IN YEAR ($)	CAP ($)
2023	PEO	5,776,593	2,000,000	2,554,581	2,046,475	931,194	9,308,843
	Non-PEO NEOs	1,766,114	1,343,750	1,473,252	130,347	182,753	2,208,717
2022	PEO	5,163,721	2,151,000	2,481,987	849,070	(232,060)	6,111,718
	Non-PEO NEOs	1,440,330	410,000	383,747	66,332	(25,416)	1,454,993
2021	PEO	4,610,714	1,601,000	2,645,690	5,404,398	834,778	11,894,580
	Non-PEO NEOs	1,063,578	195,000	262,370	337,484	167,272	1,635,704
2020	PEO	4,665,714	2,256,000	5,595,944	(199,002)	(92,315)	7,714,341
	Non-PEO NEOs	913,486	230,625	458,220	11,358	(30,796)	1,121,643
PAY VERSUS PERFORMANCE DESCRIPTIVE DISCLOSURE
Total shareholder returns are one of the criteria in the scorecard and the Nasdaq Bank Stock Index is used for the table above. ROA and net income are also components of the “Balanced Scorecard: CEO Performance Matrix”in the financial metrics to budget comparison. While there is generally a direct relationship between these factors and the amount of compensation actually paid, final compensation paid is also impacted by the other criteria in the balanced scorecard. Additionally, based on progress over multi-year periods, amounts paid are intended to motivate management to further achieve longer-term financial goals. The Compensation Committee also compares total shareholder return and ROA (which incorporates net income) of the Company to its proxy peer group in its determination of compensation which is also a component of the balanced scorecard. A more qualitative analysis is necessitated by considering financial performance being achieved versus risk associated with that performance. Such risk could negatively impact financial performance in the future after compensation has already been paid. These risks include credit, compliance, and regulatory risk. Assessment of these risks is also included in the balanced scorecard.
The amount actually paid to the CEO in the pay for performance table reflected the appreciation in the stock price, which was consistent with the Compensation Committee’s intention to motivate management toward multiple year sustained financial progress and resulting shareholder returns.
48	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
NEO compensation actually paid is also directly related to total shareholder return, net income, and ROA. While the NEOs’ roles within each of these criteria vary, their performance directly impacts financial measures. However, independent of those financial measures, compensation actually paid may reflect individual performance and achievements not adequately reflected in those measures.
TABULAR LIST OF IMPORTANT PERFORMANCE MEASURES
The following is an unranked list of the most important financial performance measures, including the CSM, linking CAP to Company performance for fiscal year 2023:
■ Return on Equity
■ Return on Assets
■ Net Income
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes equity compensation plan information for the 2018 Equity Incentive Plan and the 2020 Equity Incentive Plan as of December 31, 2023.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity compensation plans approved by security holders	1,374,932(1)	$15.35(2)	427,117
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable
Total	1,374,932	$15.35	427,117

(1)
Includes 752,255 outstanding unvested RSUs which are awarded upon vesting without consideration from the recipient. RSUs have reduced the number of securities remaining available for future issuance in column (C).

(2)
Excludes 752,255 outstanding unvested RSUs which are awarded upon vesting without consideration from the recipient.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
STOCK OWNERSHIP AND SECTION 16
COMPLIANCE

The following table sets forth the number and percentage of the shares of Common Stock beneficially owned as of the Record Date by (i) each of the Company’s directors and named executive officers, (ii) all of the directors and executive officers as a group, and (iii) other persons who are known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock. This information is reported in accordance with the beneficial ownership rules of the SEC, under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed to be outstanding for purposes of computing the percentage of any other person.
NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Independent Directors(2)
Bradley, Michael J.	65,422(3)	*
Cohn, Matthew N.	213,837(4)	*
Creuzot, Cheryl D.	5,620(5)	*
Eggemeyer, John M.	38,046(6)	*
Kozlov, Hersh	110,264(7)	*
Lamb, William H.	233,005(8)	*
McEntee III, James J.	132,000(9)	*
Mielke, Daniela A.	57,469(10)	*
Mudick, Stephanie B.	31,584(11)	*
Named Executive Officers(2)
Kozlowski, Damian M.	1,044,837(12)	2.0%
Frenkiel, Paul	156,694(13)	*
DeRowe, Olek	24,181(14)	*
Leto, John	155,019(15)	*
Harris, Ryan	66,865(16)	*
All executive officers and directors (18 persons)	2,720,330	5.2%
Owners of more than 5% of outstanding shares
BlackRock, Inc.	7,832,810(17)	14.8%
FMR LLC	4,724,668(18)	9.0%
The Vanguard Group	3,606,491(19)	6.8%

*
Less than 1%

(1)
Includes: (a) shares of Common Stock, (b) shares of Common Stock receivable upon vesting of RSUs within 60 days and (c) shares of Common Stock receivable upon exercise of options held by such person which are vested or will vest within 60 days.

(2)
The address of all the Company’s directors and executive officers is c/o The Bancorp, Inc., 409 Silverside Road, Suite 105, Wilmington, Delaware 19809.

(3)
Consists of: (a) 65,422 shares of Common Stock owned directly.

(4)
Consists of: (a) 52,061 shares of Common Stock owned directly, (b) 161,776 shares owned for the benefit of Mr. Cohn’s children.

(5)
Consists of: (a) 5,620 shares of Common Stock owned directly.

50	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
(6)
Consists of: (a) 9,700 shares of Common Stock held by Castle Creek Advisors IV LLC, which were issued to Castle Creek Advisors IV LLC on behalf of Mr. Eggemeyer in his capacity as a member of the Board of Directors of the Company; and (b) 28,346 shares of Common Stock that Mr. Eggemeyer holds directly, as reported on a Form 4 filed by Mr. Eggemeyer on May 31, 2023.

(7)
Consists of 110,264 shares of Common Stock owned directly.

(8)
Consists of: (a) 211,727 shares of Common Stock owned directly and (b) 21,278 shares of Common Stock held in trusts for the benefit of members of Mr. Lamb’s immediate family.

(9)
Consists of: (a) 132,000 shares of Common Stock owned directly.

(10)
Consists of (a) 30,754 shares of Common Stock owned directly and (b) 26,715 shares owned indirectly by a family member.

(11)
Consists of 31,584 shares of Common Stock owned directly.

(12)
Consists of: (a) 520,043 shares of Common Stock owned directly, (b) 4,460 shares of Common Stock held for the benefit of members of Mr. Kozlowski’s immediate family (c) 504,497 shares of Common Stock issuable upon exercise of options and (d) 15,837 shares of Common Stock held in a 401(k) plan account for the benefit of Mr. Kozlowski.

(13)
Consists of: (a) 151,471 shares of Common Stock owned directly and (c) 5,222 shares of Common Stock held in a 401(k) plan account for the benefit of Mr. Frenkiel.

(14)
Consists of 20,707 shares of Common Stock owned directly and (b) 3,474 shares of Common Stock held in a 401(k) plan account for the benefit of Mr. DeRowe.

(15)
Consists of 151,859 shares of Common Stock owned directly and (b) 3,160 shares of Common Stock held in a 401(k) plan account for the benefit of Mr. Leto.

(16)
Consists of: (a) 64,506 shares of Common Stock owned directly and (b) 2,359 shares of Common Stock held in a 401(k) plan account for the benefit of Mr. Harris.

(17)
Based solely on Schedule 13G/A filed by BlackRock, Inc, or BlackRock, on January 23, 2024, on behalf of itself and its subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares of the security class being reported on), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. This Schedule 13G/A reports that BlackRock and these subsidiaries have sole dispositive power over 7,832,810 shares of Common Stock and sole voting power over 7,779,578 shares of Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(18)
Based solely on Schedule 13G filed by FMR LLC and Abigail P. Johnson, the Chairman and CEO of FMR LLC, on February 8, 2024. The address of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

(19)
Based solely on Schedule 13G/A filed by The Vanguard Group on February 13, 2024. The Vanguard Group reports that the aggregate amount it beneficially owns is 3,606,491 shares of Common Stock, and it has sole dispositive power regarding 3,459,782 shares of Common Stock, shared dispositive power regarding 146,709 shares of Common Stock and shared voting power regarding 98,112 shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act, requires the Company’s officers, directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports.
Based solely on its review of such beneficial ownership reports electronically filed with the SEC, the Company believes that, during 2023, no officers, directors, or beneficial owners of more than ten percent (10%) of the Company’s Common Stock failed to file reports of ownership and changes of ownership on a timely basis, except for one Form 4 filed on March 27, 2023 related to a single sales transaction for Mr. DeRowe which occurred on February 14, 2023.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
The Audit Committee has appointed Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2024. Although the Company’s governing documents do not require the submission of Crowe’s appointment to the Company’s stockholders for ratification, the Company believes that soliciting stockholders’ input is a matter of good corporate governance. If the appointment of Crowe is not ratified, our Audit Committee may reconsider the appointment; however, the Audit Committee will not be obligated to change or retain a different independent registered public accounting firm. Even if Crowe’s appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its stockholders.
PRIOR CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As previously reported on the Company’s Current Report on Form 8-K, filed with the SEC on March 8, 2024 (the “Change of Auditor Current Report”), in connection with the appointment of Crowe, the Audit Committee dismissed its prior independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”).
Grant Thornton’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 4, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided to Grant Thornton the disclosure contained in the Change of Auditor Current Report and requested Grant Thornton to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company (the “Grant Thornton Letter”), and, if not, stating the respects in which it does not agree. The Grant Thornton Letter has been filed as Exhibit 16.1 to the Change of Auditor Current Report.
On March 4, 2024, the Audit Committee appointed Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2024, to be effective upon the execution of an engagement letter and related completion of Crowe’s standard client acceptance procedures, including independence procedures.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 4, 2024, neither the Company nor anyone on its behalf consulted with Crowe regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” as described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.
52	2024 PROXY STATEMENT

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
FEES AND SERVICES
The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of the Company’s last two fiscal years.
	2023	2022
Audit Fees(1)	$978,700	$925,928
Audit-Related Fees(2)	49,875	100,275
Tax Fees(3)	206,540	178,579
All Other Fees	—	—
Total	$1,235,115	$1,204,782

(1)
Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of the Company’s consolidated financial statements and its limited reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

(2)
In 2023, audit-related fees were primarily comprised of services related to the audit of the Company’s 401(k) plan and assistance with the filing of Form 11-K. In 2022, these fees were incurred for the audit of the Company’s 401(k) plan and assistance with the filing of Form 11-K and secondarily for services related to the registration of additional securities.

(3)
Tax fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice, and tax planning in 2023 and 2022.

AUDIT COMMITTEE PRE-APPROVAL POLICY
Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review, or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. None of the audit-related and tax services described above were subject to this rule and the approval procedures set forth therein. All services provided to the Company by Grant Thornton in 2023 and 2022 were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

Proxy Summary	Proposal #1	Proposal #2	Proposal #3	Proposal #4	Other Matters
AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report on Form 10-K”):
1.
The Audit Committee reviewed and discussed the audited financial statements included in the 2023 Annual Report on Form 10-K with the Company’s management;

2.
The Audit Committee discussed with the Company’s independent registered public accounting firm at the time, Grant Thornton, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

3.
The Audit Committee received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton the independence of Grant Thornton; and

4.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s 2023 Annual Report on Form 10-K for filing with the SEC.

In performing its functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expressed an opinion on the conformity of the Company’s consolidated financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with GAAP, that the audit of the financial statements has been carried out in accordance with GAAP, or that the independent registered public accounting firm is “independent.”
The Audit Committee of the Board of Directors of the Company has provided this report. This report shall not be deemed to be filed under, nor shall it be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Exchange Act (collectively, the “Acts”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Michael J. Bradley, Chair
Matthew N. Cohn
Cheryl D. Creuzot
54	2024 PROXY STATEMENT

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We are asking our stockholders to approve a proposal to adopt The Bancorp, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”) at our Annual Meeting. The Board of Directors has adopted, subject to stockholder approval, the 2024 Equity Incentive Plan on March 28, 2024, upon recommendation of the Compensation Committee, to provide additional incentives for our employees and directors to promote our growth and performance and to further align their interests with those of our stockholders. If approved by our stockholders, the 2024 Equity Incentive Plan will become effective as of the date of the stockholder approval (the “Effective Date”).
The 2024 Equity Incentive Plan is intended to replace The Bancorp, Inc. 2020 Equity Incentive Plan (the “Prior Plan”). If the 2024 Equity Incentive Plan is approved by our stockholders, no additional grants will be made under the Prior Plan following the Effective Date. Outstanding grants under the Prior Plan will continue in effect according to their terms.
Any shares of our Common Stock that remained available for grants under the Prior Plan as of the Effective Date, and any shares of Common Stock (“Shares”) subject to outstanding grants under the Prior Plan as of the Effective Date that are payable in Shares and that expire, are forfeited, or are otherwise terminated without having been exercised, vested, or settled in full, as applicable, on or after the Effective Date, may be issued with respect to awards under the 2024 Equity Incentive Plan.
If our stockholders do not approve the 2024 Equity Incentive Plan, we will continue to be able to grant awards under the Prior Plan following the date of our Annual Meeting. As of April 2, 2024, 25,536 Shares were available for grant under the Prior Plan.
The Board is seeking stockholder approval of the 2024 Equity Incentive Plan in order to (i) meet Nasdaq listing requirements, (ii) allow incentive stock options awarded under the 2024 Equity Incentive Plan to meet the requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), (iii) maintain a limit on annual compensation of non-employee directors, and (iv) conform to good corporate governance.
WHY WE ARE SEEKING APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN
Equity incentive compensation plays a key role in the Company’s efforts to attract and retain key personnel essential to the Company’s long-term growth and financial success. We are asking our stockholders to approve the 2024 Equity Incentive Plan to assist the Company in attracting, motivating, and retaining highly qualified employees and directors by offering a competitive compensation program that is linked to the performance of our Common Stock.
Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive financial services industry. We use equity awards to increase incentives on the part of employees and directors who provide important services to the Company. We believe that providing an equity stake in the future success of our Company motivates these individuals to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the 2024 Equity Incentive Plan is in the best interest of our stockholders because equity awards help us to:
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Attract, motivate, and retain talented employees and directors;

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Align the interests of award recipients and stockholders; and

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Link compensation with Company performance.

We strongly believe that approval of the 2024 Equity Incentive Plan will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees and directors.
Without an appropriate reserve of Shares to grant competitive equity-based incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain, and motivate the talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and

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development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based incentives, by contrast, directly align a portion of the compensation of our employees and directors with the economic interests of our stockholders.
For that reason, the Company has structured the 2024 Equity Incentive Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as stock options, restricted stock awards, and restricted stock unit awards, and implement competitive incentive compensation programs for its employees and directors. The 2024 Equity Incentive Plan will be the only plan under which new equity awards may be granted to our employees and directors. If this Proposal 4 is not approved, then we would be at a disadvantage against our competitors for recruiting, retaining, and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.
HOW WE DETERMINED THE SIZE AND TERMS OF THE 2024 EQUITY INCENTIVE PLAN
If this Proposal 4 is approved by our stockholders, subject to adjustments as described below, the maximum aggregate number of Shares that may be issued under the 2024 Equity Incentive Plan will be 2,370,000. In addition, subject to adjustment described below, Shares that remained available for grants under the Prior Plan as of the Effective Date and Shares subject to outstanding grants under the Prior Plan as of the Effective Date that are payable in Shares and that expire, are forfeited, or are otherwise terminated without having been exercised, vested, or settled in full, as applicable, on or after the Effective Date, may be issued with respect to awards under the 2024 Equity Incentive Plan.
When determining the number of Shares to be authorized for issuance under the 2024 Equity Incentive Plan, the Compensation Committee worked with Pay Governance and considered a number of factors, including: 1) competitive data from peer companies, 2) industry practices related to the adoption of equity incentive plans, 3) applicable regulations related to the adoption of equity incentive plans, 4) guidance provided by major shareholder advisory firms regarding equity-based incentive plans, 5) burn rate and a dilution analysis, and 6) the number of Shares needed for future awards.
HIGHLIGHTS OF THE 2024 EQUITY INCENTIVE PLAN
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Minimum Vesting Periods for Awards. The 2024 Equity Incentive Plan requires a one-year minimum vesting schedule for awards, except that, subject to adjustment, up to 5% of the Shares reserved for issuance (subject to certain adjustments) are available for grant without regard to this requirement.

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Limits on Grants to Participants. The maximum number of Shares, in the aggregate, that may be covered by an award granted to anyone (other than a non-employee member of the Board) during any calendar year is 500,000 Shares. The 2024 Equity Incentive Plan imposes an aggregate limit on the value of awards that may be granted, when aggregated with cash fees that may be paid, to each non-employee member of the Board for services as a non-employee member of the Board in any year to $600,000 in total value.

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No Liberal Share Recycling. The 2024 Equity Incentive Plan prohibits the re-use of Shares withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements associated with any award. The 2024 Equity Incentive Plan also prohibits “net share counting” upon the exercise of stock options and prohibits the re-use of Shares purchased on the open market with the proceeds of option exercises.

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No Single-Trigger Vesting for Time-Based Awards Upon a Change in Control. The 2024 Equity Incentive Plan does not provide for “single-trigger” vesting of time-based equity awards upon the occurrence of a Change in Control (as defined below). Instead, the 2024 Equity Incentive Plan provides for automatic acceleration of vesting of a participant’s time-based awards only if the participant experiences an involuntary termination of employment at or following a Change in Control of the Company. Awards subject to performance-based vesting conditions will vest according to the terms set forth in the applicable award agreement.

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No Dividends Paid on Stock Options. The 2024 Equity Incentive Plan prohibits dividends or dividend equivalent rights to be granted in connection with stock options. The Compensation Committee may grant dividends and dividend equivalent rights with respect to restricted stock awards and restricted stock unit awards, respectively, but such dividends or dividend equivalent rights will not be payable until the underlying awards have vested.

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Awards Subject to Applicable Clawback Policies. Awards granted under the 2024 Equity Incentive Plan are subject to any applicable clawback or recoupment policies adopted or implemented by the Board from time to time.

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No Repricing of Stock Options. The 2024 Equity Incentive Plan prohibits repricing and exchange of underwater options for cash or Shares without stockholder approval.

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No Evergreen Authorization. The 2024 Equity Incentive Plan does not contain an “evergreen” Share reserve, meaning that the Share reserve will not be increased without further stockholder approval.

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Administered by an Independent Committee. The 2024 Equity Incentive Plan will be administered by an independent committee of the Board.

56	2024 PROXY STATEMENT

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DILUTION ANALYSIS
The table below shows our potential dilution levels based on our Common Stock outstanding as of April 2, 2024, the new Shares requested for issuance under the 2024 Equity Incentive Plan, and our total equity awards outstanding as of April 2, 2024. The Board believes that the number of Shares requested under the 2024 Equity Incentive Plan represents a reasonable amount of potential equity dilution and will allow us to continue granting equity awards.
Potential Overhang with 2,370,000 Requested Shares
Stock Options Outstanding as of April 2, 2024(1)	668,293
Weighted Average Exercise Price of Stock Options Outstanding as of April 2, 2024	$17.30
Weighted Average Remaining Term of Stock Options Outstanding as of April 2, 2024	6.90 years
Full Value Awards Outstanding as of April 2, 2024(2)	795,601
Total Equity Awards Outstanding as of April 2, 2024(3)	1,463,894
Shares Available for Grant under the Prior Plan as of April 2, 2024(4)	25,563
Shares Requested for the 2024 Equity Incentive Plan	2,370,000
Total Potential Overhang under the 2024 Equity Incentive Plan(5)	3,859,457
Shares of Common Stock Outstanding as of April 2, 2024	52,253,037
Fully Diluted Shares(6)	56,112,494
Potential Dilution of 2,370,000 Shares as a Percentage of Fully Diluted Shares(7)	4.2%

(1)
“Stock Options Outstanding” include awards granted under the Prior Plan and the 2018 Equity Incentive Plan.

(2)
“Full Value Awards Outstanding” include restricted stock unit awards granted under the Prior Plan.

(3)
“Total Equity Awards Outstanding” represents the sum of Stock Options Outstanding and Full Value Awards Outstanding, in each case as of April 2, 2024.

(4)
As of the Effective Date, Shares available for grant under the Prior Plan will be available for grant under the 2024 Equity Incentive Plan and no Shares will be available for grant under the Prior Plan.

(5)
“Total Potential Overhang” includes the sum of the Total Equity Awards Outstanding as of April 2, 2024, the number of Shares Available for Grant under the Prior Plan as of April 2, 2024, and the number of Shares requested for the 2024 Equity Incentive Plan.

(6)
“Fully Diluted Shares” reflects the sum of the Total Equity Awards Outstanding as of April 2, 2024, the number of Shares Available for Grant under the Prior Plan as of April 2, 2024, and the number of additional Shares requested for grant under the 2024 Equity Incentive Plan added to the number of Shares of Common Stock Outstanding as of April 2, 2024.

(7)
“Potential Dilution” is computed by dividing the additional Shares requested for the 2024 Equity Incentive Plan by Fully Diluted Shares.

BURN RATE
In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our past Share usage (referred to as “burn rate”) each year and over time. The table below sets forth the following information regarding the awards granted under the Prior Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows: (1) all stock options and full value awards granted in the applicable year, divided by (2) the weighted average number of Shares outstanding for the applicable year.
Element	2023	2022	2021	3-Year Average
Stock Options Granted	57,573	100,000	100,000	85,858
Full Value Awards Granted	547,556	260,693	313,697	373,982
Total Granted	605,129	360,693	413,697	459,840
Weighted Average Shares of Common Stock Outstanding as of applicable fiscal year-end	54,506,065	56,556,303	57,190,311	56,084,226
Burn Rate	1.11%	0.64%	0.72%	0.82%
The burn rate means that we used an annual average of 0.82% of the weighted average Shares outstanding for awards granted or earned over the past three years.

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SUMMARY OF MATERIAL FEATURES OF THE 2024 EQUITY INCENTIVE PLAN
The following is a summary of the material features of the 2024 Equity Incentive Plan, a full copy of which is attached hereto as Appendix A. This summary of the 2024 Equity Incentive Plan is not intended to be a complete description of the 2024 Equity Incentive Plan and is qualified in its entirety by the actual text of the 2024 Equity Incentive Plan to which reference is made.
Purpose
The 2024 Equity Incentive Plan is intended to promote the long-term financial success of the Company and its subsidiaries by providing a means to attract, retain, and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of Common Stock of the Company.
Administration
The 2024 Equity Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has the authority and discretion to: (1) select the persons who will receive awards; (2) determine the time(s) of receipt, types of awards, and the number of Shares covered by awards; (3) establish the terms, conditions, restrictions, and other provisions relating to each award; (4) cancel or suspend awards and reduce, eliminate or accelerate any restrictions or vesting requirements applicable to awards after the date of grant (subject to certain restrictions described below); (5) extend the time period to exercise a stock option in a manner consistent with Section 409A of the Code; (6) suspend a participant’s right to exercise a stock option during a blackout period (or similar restricted period) or exercise a stock option in a particular manner to the extent the Compensation Committee deems it necessary or in the Company’s best interests; (7) adopt, amend, or rescind any rules and regulations relating to the 2024 Equity Incentive Plan; (8) interpret the 2024 Equity Incentive Plan; and (9) deal with any other matters arising under the 2024 Equity Incentive Plan.
Subject to applicable law and stock exchange requirements, the Compensation Committee may delegate all or any portion of its responsibilities and powers to any of its members or to any person selected by it. The Compensation Committee may revoke any such delegation of authority at any time. In addition, the Board (or, as necessary to maintain compliance with applicable law, those members of the Board who are “independent directors” under corporate governance statutes or stock exchange requirements) may exercise the powers of the Compensation Committee at any time in their discretion.
Shares Subject to the 2024 Equity Incentive Plan
The maximum number of Shares of Common Stock that will be available for awards under the 2024 Equity Incentive Plan, subject to adjustment described below, will be equal to 2,370,000 Shares. In addition, subject to adjustment described below, any Shares available for grants under the Prior Plan as of the Effective Date and any Shares subject to outstanding grants under the Prior Plan as of the Effective Date that are payable in Shares and that expire, are forfeited, or are otherwise terminated without having been exercised, vested, or settled in full, as applicable, on or after the Effective Date, may be issued with respect to awards granted under the 2024 Equity Incentive Plan. The maximum number of Shares that may be delivered to participants and their beneficiaries pursuant to incentive stock options under the 2024 Equity Incentive Plan on or after the Effective Date will be 2,370,000 Shares.
The 2024 Equity Incentive Plan does not use liberal Share recycling in determining the number of Shares available for issuance under the 2024 Equity Incentive Plan, meaning that each Share issued pursuant to any type of award will reduce the number of Shares available under the 2024 Equity Incentive Plan by one Share. To the extent any Shares covered by an award under the 2024 Equity Incentive Plan (including grants made under the Prior Plan) are not delivered to a participant or beneficiary for any reason on or at the Effective Date, including because the award is forfeited or canceled or because a stock option is not exercised, such Shares will not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the 2024 Equity Incentive Plan.
To the extent (i) a stock option (including a stock option granted under the Prior Plan) is exercised by using an exchange of Shares to pay the exercise price, (ii) Shares are withheld to satisfy withholding taxes upon exercise, vesting, settlement of an award (including an award granted under the Prior Plan), or (iii) Shares are withheld to satisfy the exercise price of stock options in a net settlement, the number of Shares available under the 2024 Equity Incentive Plan will be reduced by the gross number of Shares subject to the awards exercised or vested rather than by the net number of Shares subject to the awards. In addition, Shares purchased on the open market with the cash proceeds from the exercise price of a stock option under the 2024 Equity Incentive Plan or the Prior Plan will not be added back to the number of Shares authorized for grant under the 2024 Equity Incentive Plan.
The number of Shares available under the 2024 Equity Incentive Plan will not be reduced by the Shares that are issued or transferred under awards made pursuant to an assumption, substitution, or exchange for previously granted awards of a company acquired by the Company in a transaction. Additionally, subject to applicable stock exchange listing and Code requirements, Shares available under an acquired company’s stockholder approved plan, as adjusted, may be used by the Company for grants of awards under the 2024 Equity Incentive Plan, and they will not reduce the 2024 Equity Incentive Plan’s Share reserve.
Adjustments
In the event of a corporate transaction involving the Common Stock of the Company (including any recapitalization, merger, consolidation, spin-off, reorganization, stock split, reverse split, repurchase, combination or exchange of Shares, stock dividend or other distribution (whether in
58	2024 PROXY STATEMENT

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cash, securities, or other property) liquidation, dissolution, or other similar corporate transaction), the Compensation Committee will equitably adjust (i) the number and kind of Shares for which grants of awards may be made under the 2024 Equity Incentive Plan, (ii) the number and kind of Shares that may be delivered or that are deliverable with respect to outstanding awards, and (iii) the exercise price of stock options. In addition, the Compensation Committee is authorized to adjust the terms and conditions (including performance goals) of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or its parent or subsidiary (including those events affecting the financial statements of the Company or its parent or subsidiary) or in response to changes in applicable laws, regulations, or accounting principles.
Limitations on Grants to EMPLOYEES AND DIRECTORS
Subject to adjustment described above, the maximum number of Shares, in the aggregate, that may be subject to an award granted to anyone (other than a non-employee member of the Board) in any calendar year will be 500,000 Shares. In addition, the maximum grant date value of Shares subject to awards granted to any non-employee member of the Board for services rendered during the calendar year will not exceed $600,000 in total value.
Eligibility
Any employees and directors of the Company or its subsidiaries may receive awards under the 2024 Equity Incentive Plan. The Compensation Committee will select which employees and directors will receive grants of awards under the 2024 Equity Incentive Plan. As of April 2, 2024, there were 10 directors, all of whom are members of the Board, and 764 employees. As a result of our internal policies, we typically only grant awards to approximately 9 to 12% of our employees.
Vesting and Minimum Vesting Requirements
The Compensation Committee determines the vesting schedule or conditions of each award granted under the 2024 Equity Incentive Plan. Generally, the 2024 Equity Incentive Plan requires that awards will be granted with regular vesting schedules that provide that no portion of awards will vest earlier than the one-year anniversary of the date of grant. This requirement does not apply to up to 5% of the Shares reserved under the 2024 Equity Incentive Plan as of the Effective Date (subject to adjustment described above), which may be granted without regard to this minimum vesting requirement. The Compensation Committee has the discretion to provide that vesting will accelerate in the event of a participant’s death, disability, retirement, involuntary termination following a Change in Control, or other circumstances determined by the Compensation Committee.
Types of Awards
The 2024 Equity Incentive Plan provides for the issuance of restricted stock awards, restricted stock unit awards, incentive stock options, non-qualified stock options, or any other right or interest relating to Common Stock or cash, to employees and directors of the Company or its subsidiaries. Awards may be granted singularly or in any combination with another award. Awards may also be granted in substitution for or replacement to an existing award under the 2024 Equity Incentive Plan or any other compensation plan.
Stock Options
Under the 2024 Equity Incentive Plan, the Compensation Committee may grant incentive stock options and nonqualified stock options. Incentive stock options may be granted to employees of the Company or any parent or subsidiary of the Company, according to Section 424 of the Code. Nonqualified stock options may be granted to employees and directors. The exercise price of an option may not be less than the fair market value of a Share on the date the stock option is granted. If an incentive stock option is granted to a 10% stockholder, the exercise price cannot be less than 110% of the fair market value of a Share on the date the option is granted. The exercise price of an option may be lower than fair market value on the date of grant if the requirements of Section 409A are met with respect to the substitution and assumption of stock rights in a corporate transaction.
The Compensation Committee will establish the term of a stock option, but, in no event may the term of an option be longer than 10 years from the date of grant (or five years in the case of incentive stock options granted to a 10% stockholder). Subject to the minimum vesting requirements described above, stock options will become exercisable according to the terms and conditions set forth in the award agreement. The Compensation Committee will determine in the award agreement the vesting period, conditions to vesting, and any other terms and conditions applicable to the award, including the effects of a participant’s termination of service on the award.
The exercise price of a stock option may be payable either in cash, or, as determined by the Compensation Committee, (i) by tendering Common Stock of the Company owned by the participant in satisfaction of the exercise price, (ii) by a “cashless exercise” through a third party, (iii) by a net settlement of the stock option, using a portion of the Shares obtained on exercise in payment of the exercise price of the stock option, (iv) by personal, certified or cashier’s check, (v) by other property deemed acceptable by the Compensation Committee, or (vi) by a combination of the foregoing. The total number of Shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole Share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional Share. No dividends or dividend equivalent rights will accrue or be paid on any stock options granted under the 2024 Equity Incentive Plan.

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Restricted Stock Awards
The Compensation Committee may grant restricted stock awards to anyone eligible to participate in the 2024 Equity Incentive Plan. A restricted stock award means a grant of Shares for no consideration or such consideration as determined by the Compensation Committee, subject to restrictions imposed by the Compensation Committee, including conditioning vesting on the participant’s continued service with the Company or the attainment of specified performance measures determined by the Compensation Committee. The award agreement will specify the vesting period and any other terms and conditions not inconsistent with the 2024 Equity Incentive Plan as prescribed by the Compensation Committee.
Unless the Compensation Committee determines otherwise, (i) no dividend will be paid with respect to any restricted stock awards unless and until the award fully vests, (ii) any stock dividends declared on Shares subject to a restricted stock award will not vest, accrue, or be paid; and (iii) dividends will only be paid with respect to any dividends declared after the award’s vesting date. However, if the Compensation Committee specifies that dividends will be paid with respect to restricted stock awards in the applicable award agreement, no dividends on the underlying award will vest and become payable until the restricted stock award vests.
Unless otherwise determined by the Compensation Committee and specified in the applicable award agreement, a participant will have voting rights with respect to the unvested, non-forfeited restricted stock, which may be exercised at the participant’s discretion. Each holder of a restricted stock award will have the right to respond, or to direct the response, with respect to the related Shares of restricted stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of Shares.
Restricted Stock Units
The Compensation Committee may grant restricted stock units to anyone eligible to participate in the 2024 Equity Incentive Plan. The holder of restricted stock units will be subject to restrictions imposed by the Compensation Committee, including any holding requirements or sale restrictions placed by the Company on the vesting of the restricted stock units and any restrictions imposed by applicable law or under the requirements of any national exchange or market upon which the Shares are listed. Restricted stock units may be subject to vesting, market, or performance conditions, as established by the Compensation Committee (including a requirement of the participant’s continued service) and set forth in the award agreement, along with any other terms and conditions to which the award is subject.
Restricted stock units are denominated in Shares. If and when the restrictions on the restricted stock units lapse, each represents a right of a participant to receive at the time of vesting, or such other date as specified in the award agreement, Shares, or, if the Compensation Committee so determines, an amount of cash based on the fair market value of the Common Stock, or a combination of cash and Shares.
Participants have no voting rights with respect to any restricted stock units granted under the 2024 Equity Incentive Plan, and unless the Compensation Committee determines otherwise, no dividend equivalent rights will accrue or be paid on restricted stock units. If the Compensation Committee determines that dividend equivalent rights will be granted in connection with a restricted stock unit award, such dividend equivalents may be paid or credited (either in cash or in actual or phantom Shares) on outstanding restricted stock units, subject to any terms and conditions set forth in the applicable award agreement; provided that, no dividend equivalents will vest or become payable until the underlying award vests and become payable.
Prohibition on Repricing
Except in connection with a corporate transaction involving the Company, and reductions of the exercise price approved by the Company’s stockholders, neither the Compensation Committee nor the Board may adjust or amend the terms of any outstanding stock options in a manner that would reduce or have the effect of reducing the exercise price of such stock option, whether through amendment, cancellation, replacement grants, or other means.
Change in Control
In the event of a corporate transaction in which the Company is not the surviving entity, unless the Compensation Committee determines otherwise, all outstanding awards will be converted into replacement awards with respect to voting common equity securities of the surviving entity that have comparable terms by the surviving corporation and reflect the same economic benefit, as determined by the Compensation Committee prior to the consummation of the transaction. The Compensation Committee may also determine that all of the outstanding awards be cancelled as of the effective date of the transaction in exchange for (i) in the case of stock options, a payment (in cash or Common Stock) per Share equal to the excess of the value exchanged for an outstanding Share in the transaction over the exercise price of such stock options (except in the case of underwater stock options, which may be canceled and terminated without option holder consent and without any payment to such holder), and (ii) in the case of restricted stock awards and restricted stock unit awards, a payment (in cash or Common Stock) per Share equal to the value exchanged for an outstanding Share in the transaction.
Unless the Compensation Committee determines otherwise and it is provided in the applicable award agreement, upon the involuntary termination of a participant by the Company or subsidiary (other than termination for cause) or the termination of employment by a participant for good reason at or following a Change in Control, all outstanding awards subject to time-based vesting conditions then held by a participant will immediately become fully earned, vested, and, in the case of stock options, exercisable (subject to the expiration provisions otherwise applicable to stock options). All stock options may be exercised for a period of one year following a participant’s involuntary termination other than for cause by the Company or subsidiary or termination of employment by a participant for good reason, but in no event later than the
60	2024 PROXY STATEMENT

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expiration of the term of the stock option. No stock options will be eligible for incentive stock option treatment if they are exercised more than three months following such involuntary termination. The award agreements governing awards that vest based on the attainment of specified performance measures will specify how to calculate the vesting of such awards.
To the extent not otherwise specified in the applicable award agreement, if there is a Change in Control and all outstanding awards are not assumed by or replaced with grants that have comparable terms by the surviving entity, then the Compensation Committee has the discretion (but not the obligation) to determine the treatment of outstanding unvested awards, including, without limitation, taking any of the following actions with respect to any outstanding awards:
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Determine that outstanding stock options will accelerate and become exercisable, in whole or in part, upon the Change in Control or upon such other event as the Compensation Committee determines, provided that the Compensation Committee may cancel and terminate any outstanding stock options that are underwater without the consent of the option holder and without any payment to such holder;

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Determine that the restrictions and conditions on outstanding restricted stock awards or restricted stock unit awards will lapse, in whole or in part, upon the Change in Control or upon such other event as the Compensation Committee determines;

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Determine that participants holding restricted stock units or dividend equivalent rights will receive a payment in settlement of such restricted stock units or dividend equivalent rights in an amount determined by the Compensation Committee;

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Require that participants surrender their outstanding stock options in exchange for a payment by the Company, in cash or Common Stock, as determined by the Compensation Committee, in an amount equal to the difference between the exercise price and the fair market value of the Shares underlying the stock option, provided that if the per Share fair market value of the Company’s Common Stock does not exceed the per Share stock option exercise price, the Company will not be required to make any payment to the participant upon surrender of the stock option;

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After giving participants an opportunity to exercise their outstanding stock options, terminate any unexercised stock options at such time as the Compensation Committee determines.

In general terms, a “Change in Control” for purposes of the 2024 Equity Incentive Plan occurs when:
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Consummation of a merger or consolidation of the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

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The acquisition by a person or persons acting in concert of 25% or more of a class of the Company’s or the Bank’s voting securities (subject to certain excepted transactions set forth in the 2024 Equity Incentive Plan);

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A majority of the members of the Board or the members of the Bank’s board of directors are replaced during any consecutive two-year period by directors who are not first elected by the applicable board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the two-year period or who are appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank, or by the Federal Deposit Insurance Corporation; or

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The Company or the Bank sells to a third party all or substantially all of its assets.

Forfeiture
The Compensation Committee may specify in an award agreement that, in addition to the otherwise applicable vesting or performance conditions of the award, the rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture, or recoupment upon certain events, including: termination of employment for cause; termination of the provision of services to the Company or any subsidiary; any violation of material policies of the Company or its subsidiaries; breach of noncompetition, confidentiality or other restrictive covenants that apply to the participant; or any other conduct that is detrimental to the business or reputation of the Company or any subsidiary.
Clawback or Recoupment
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will be required to reimburse the Company the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, awards granted under the 2024 Equity Incentive Plan are subject to any clawback policy adopted by the Board of Directors from time to time.
Withholding
All awards under the 2024 Equity Incentive Plan are subject to applicable U.S. federal (including FICA), state and local tax, foreign tax, or other tax withholding requirements. The Company may require participants receiving or exercising awards to pay to the Company the amount sufficient to satisfy any tax withholding requirements with respect to such awards. The Compensation Committee may satisfy tax withholding

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obligations by retaining Shares up to an amount that does not exceed the participant’s highest marginal tax rate for U.S. federal (including FICA), state and local tax liabilities, or as otherwise determined by the Compensation Committee.
Transferability
Except as otherwise provided by the Compensation Committee, incentive stock options under the 2024 Equity Incentive Plan are not transferable except: (i) as designated by the participant by will or by the laws of descent and distribution; (ii) to a trust established by the participant, if under Code Section 671 and applicable state law, the participant is considered the sole beneficial owner of the stock option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order. If transfers are made pursuant to subsection (iii), the stock option will cease to qualify as an incentive stock option as of the date of transfer.
In addition, the Compensation Committee may provide in an award agreement or at any time following the date of grant, that a participant may transfer nonqualified stock options or restricted stock awards to immediate family members, trusts and partnerships established for the primary benefit of such family members or to charitable organizations in accordance with terms set by the Compensation Committee. In each of these cases, the participant may not receive consideration for the transfer of the award and the transferred award will continue to be subject to the terms and conditions applicable to them immediately preceding the transfer.
Lastly, awards of restricted stock are not transferable before such awards are fully vested, and restricted stock unit awards are not transferable, except in the event of a participant’s death pursuant to a beneficiary designation or by will or by the laws of descent and distribution.
Amendment and Termination
Subject to applicable law, the Board may, at any time, amend or terminate the 2024 Equity Incentive Plan or any award granted under the 2024 Equity Incentive Plan. Except as provided in the 2024 Equity Incentive Plan, no amendment or termination may cause the repricing of a stock option or adversely impair the rights of a participant or beneficiary under an award without the participant’s (or affected beneficiary’s) written consent prior to the date such amendment is approved by the Board. No amendment may be made without stockholder approval to the extent such approval is required under applicable law, including the Code and applicable stock exchange requirements.
Notwithstanding the foregoing, the Compensation Committee may amend the 2024 Equity Incentive Plan or any award agreement thereunder, to take effect retroactively or otherwise, for the following purposes, which, in the sole discretion of the Compensation Committee, may materially and adversely affect the financial condition or results of operations of the Company: (i) conforming the 2024 Equity Incentive Plan or the award agreement to current or future law; or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the 2024 Equity Incentive Plan or the making of the award affected thereby.
Duration of Plan
The 2024 Equity Incentive Plan will become effective upon approval by the stockholders at the Annual Meeting occurring on May 29, 2024. The 2024 Equity Incentive Plan will remain in effect as long as any awards under it are outstanding. No award may be granted under the 2024 Equity Incentive Plan after the day immediately preceding the ten-year anniversary of the Effective Date. The Board may terminate the 2024 Equity Incentive Plan at any time, provided that any termination of the 2024 Equity Incentive Plan will not affect outstanding awards. On and after the Effective Date, no further awards will be granted under the Prior Plan, which will remain in existence for the sole purpose of administering outstanding grants made thereunder.
FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2024 Equity Incentive Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Non-Qualified Stock Options
A participant generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the Shares purchased over the exercise price. The Company generally will be entitled to a corresponding tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any Shares received upon the exercise of an option will be the fair market value of the Shares on the date of exercise, and if the Shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such Shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset of the participant) depending upon the length of time such Shares were held by the participant.
Incentive Stock Options
Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable
62	2024 PROXY STATEMENT

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within ten years from the date of grant. A participant granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the participant other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the Shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.
Restricted Stock Awards
A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the Shares subject to the award are not delivered at the time of grant, or if the Shares are delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” (within the meaning of the Code). A participant will recognize ordinary income in an amount equal to the fair market value of the Shares at the time the Shares are no longer subject to a substantial risk of forfeiture. The Company will generally be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions.
A participant’s tax basis in the Shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the Shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such Shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the Shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units
A participant who has been granted a restricted stock unit award will not realize taxable income at the time of grant and will not be entitled to make an election under Code Section 83(b) of the Code since no Shares are actually transferred to the participant on the date of grant. Upon the settlement of a restricted stock unit award in cash or Shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Change in Control
Any acceleration of the vesting or payment of awards under the 2024 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Section 280G of the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.
Impact of Section 409A
Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2024 Equity Incentive Plan are intended to be exempt from the requirements of Section 409A of the Code or to satisfy its requirements. An award that is subject to Section 409A of the Code and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest, and an additional 20% tax on the vested amount underlying the award.
Section 162(m) of the Code
Section 162(m) of the Code generally disallows a tax deduction to a publicly held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all named executive officers. While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.
Tax Advice
The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2024 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2024 Equity Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
NEW PLAN BENEFITS
Future benefits under the 2024 Equity Incentive Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable.

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Because future grants of awards under the 2024 Equity Incentive Plan, if approved, would be subject to the discretion of the Board or Compensation Committee, the amount and terms of future awards to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the 2024 Equity Incentive Plan.
The closing price of our Common Stock as reported on Nasdaq on April 2, 2024 was $32.43.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE BANCORP, INC. 2024 EQUITY INCENTIVE PLAN.
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GENERAL INFORMATION ABOUT THE
2024 ANNUAL MEETING

The 2024 Annual Meeting will be held on Wednesday, May 29, 2024 at 10:00 a.m., Eastern Time, at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809 for the purposes set forth in the accompanying notice. Only stockholders who held our Common Stock at the close of business on April 2, 2024, which is the Record Date, will be entitled to notice of and to vote at the Annual Meeting.
This Proxy Statement is furnished in connection with the solicitation by the Board of proxies from holders of Common Stock to be used at the Annual Meeting, and at any adjournments thereof. Properly executed proxies duly returned to the Company, and not revoked, will be voted at the Annual Meeting and any and all adjournments thereof.
Questions and Answers About the Annual Meeting
HOW DO I ATTEND THE ANNUAL MEETING?
Holders of Common Stock at the close of business on the Record Date may attend the Annual Meeting in person at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. All stockholders who intend to appear in person should register in advance by calling or submitting a written notice to The Bancorp, Inc., Attention: Investor Relations, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, telephone number (215) 861-7990.
WHAT IS A PROXY?
It is your designation of another person to vote stock you own. Your designee is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Damian M. Kozlowski, the Company’s CEO, President and Director, and Paul Frenkiel, the Company’s Executive Vice President, CFO and Secretary, have been designated as the proxies to cast the votes of our stockholders at our Annual Meeting.
HOW ARE WE DISTRIBUTING OUR PROXY MATERIALS?
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting, this Proxy Statement, and our Annual Report, by providing access to such documents over the internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them. As a result, beginning on or about April 9, 2024, we mailed to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Notice of Annual Meeting, this Proxy Statement, and the Annual Report, over the internet. The Notice of Internet Availability is not a proxy card that can be submitted to vote your shares. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the proxy materials and how to vote online. If you received the Notice of Internet Availability, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the notice.
Stockholders who have requested paper copies of the proxy materials will receive paper copies in the mail. If you received paper copies of the proxy materials, but instead in the future would like to receive only the proxy materials electronically, you can elect to do so by: (i) following the instructions provided in the proxy card, if your shares are registered in your name as a stockholder of record, or (ii) by contacting your broker, trustee, bank or other intermediary, if you hold your shares in street name as a beneficial owner.
WHAT IS HOUSEHOLDING?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to send (i) a single annual report (including our Annual Report) and/or a single proxy statement or (ii) a single Notice of Internet Availability to multiple registered stockholders who share an address, unless we have received contrary instructions from one or more of such stockholders. Any such stockholder who wishes to receive a separate copy of the Annual Report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from the Company at The Bancorp, Inc., Attention: Investor Relations, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, telephone number (215) 861-7990. The Company will promptly deliver a copy of the requested materials.
Similarly, a stockholder sharing an address with another stockholder who has received multiple copies of the Company’s Annual Report or proxy materials may use the contact information above to request delivery of a single copy of these materials.

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WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A HOLDER OF RECORD AND AS A BENEFICIAL OWNER?
If, at the close of business on the Record Date, your shares of Common Stock were registered directly in your name with the Company’s transfer agent, you are considered a holder of record with respect to those shares, and the accompanying notice was sent directly to you. As a holder of record, you may vote your shares at the Annual Meeting or by proxy.
If, at the close of business on the Record Date, your shares of Common Stock were held through a bank, brokerage firm, trust, or other nominee, you are considered the beneficial owner of those shares and your shares are considered held in “street name.” If you are the beneficial owner of shares of Common Stock, your broker or other nominee, as the record holder of the shares, will send you a request for directions for voting those shares and will vote such shares in accordance with your instructions.
WHO MAY VOTE AT THE ANNUAL MEETING?
At the Annual Meeting, only those holders of Common Stock at the close of business on the Record Date will be entitled to vote. As of the Record Date, 52,253,037 shares of Common Stock were outstanding and, therefore, eligible to vote at the meeting.
WHAT ARE MY VOTING RIGHTS?
Each holder is entitled to one vote per share of Common Stock on each matter of business properly brought before the Annual Meeting. Stockholders do not have cumulative voting rights.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
The holders of a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date must be present or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if stockholders do not vote on all of the proposals. Broker non-votes and abstentions will be counted as present for purposes of determining whether there is a quorum.
HOW DO I VOTE MY SHARES?
Holders of record (that is, stockholders who hold their shares directly with our transfer agent) can vote in any of the following ways:
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Via the Internet: Go to “www.voteproxy.com” to vote via the Internet. You will need to follow the on-screen instructions on the website and have your proxy card or Notice of Internet Availability on hand to vote your shares via the internet.

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By Mail: If you received a paper copy in the mail of the proxy materials and a proxy card, you may complete, sign, date and return your proxy card in the postage-paid envelope enclosed with the proxy materials.

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In Person: Attend the Annual Meeting in Delaware and vote in person by written ballot. For information about how to attend the Annual Meeting, please see “How Do I Attend the Annual Meeting?” above.

If you are a beneficial owner whose shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the meeting, you must obtain a legal proxy from the holder of record for your shares, and bring the legal proxy with you to the Annual Meeting. A legal proxy is a written document that authorizes the beneficial owner to vote the shares held in street name at the Annual Meeting. In order for the in-person vote to be counted, the beneficial owner must hand both the copy of the legal proxy and the completed written ballot to the inspector of election.
HOW WILL MY SHARES BE VOTED?
All proxies that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons designated as proxies will vote the shares of Common Stock in accordance with the recommendations of the Board of Directors, which are as follows:
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FOR the election of each director nominee;

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FOR the approval, in an advisory (non-binding) vote, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2023;

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FOR the ratification, in an advisory (non-binding) vote, of the selection of Crowe as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

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FOR the approval of The Bancorp, Inc. 2024 Equity Incentive Plan.

Should any matters not described above be properly presented at the Annual Meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the Annual Meeting or any adjournment, recess, postponement, continuation, or rescheduling thereof.
CAN I REVOKE MY PROXY?
If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked by:
66	2024 PROXY STATEMENT

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Notifying the Secretary of the Company in writing, at The Bancorp, Inc., 409 Silverside Road, Suite 105, Wilmington, Delaware 19809 (which must be received by May 28, 2024);

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Submitting a new proxy with a later date (which must be received by May 28, 2024); or

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Attending the Annual Meeting and voting in person.

WHAT ARE BROKER NON-VOTES?
Under Nasdaq rules, brokers or other nominees that hold shares in “street name” for their beneficial owners have discretionary authority to vote such shares without instructions from beneficial owners only on matters deemed “routine.” On non-routine matters, brokers are not permitted to vote shares without instructions from beneficial owners. A “broker non-vote” occurs when a broker does not vote shares on a particular matter because it has not received voting instructions with respect to those shares. If you are a beneficial owner of shares of Common Stock, your broker will not be able to vote your shares with respect to Proposal 1, Proposal 2, or Proposal 4 without your instructions. Brokers will have discretionary authority to vote on Proposal 3.
WHAT ARE THE VOTING REQUIREMENTS FOR THE PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING?
The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:
PROPOSAL		VOTE REQUIRED	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES	BROKER DISCRETIONARY VOTING ALLOWED
1	Election of Directors
A nominee for director must be elected by a majority of the votes cast, meaning that the number of shares voted “FOR” a director’s election exceeds the number of shares voted “AGAINST” that director’s election.
			No effect	No Brokers without voting instructions will not be able to vote on this proposal.
2	Advisory (Non-Binding) Approval of Executive Compensation
Advisory (non-binding) approval is obtained by a majority of the votes cast, meaning that the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal. The Board strongly values feedback of the Company’s stockholders and will take the results of this advisory vote into account when considering future executive compensation.
			No effect	No Brokers without voting instructions will not be able to vote on this proposal.
3	Advisory (Non-Binding) Ratification of the Appointment of Crowe LLP	Advisory (non-binding) ratification is obtained by a majority of the votes cast, meaning that the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.	No effect	Yes Brokers without voting instructions will have discretionary authority to vote.
4	Approval of The Bancorp, Inc. 2024 Equity Incentive Plan	Approval is obtained by a majority of the votes cast, meaning that the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.	No effect	No Brokers without voting instructions will not be able to vote on this proposal.
HOW WILL VOTES BE TABULATED?
Equiniti Trust Company, LLC will serve as the official proxy tabulator. Paul Frenkiel, the Company’s Executive Vice President, CFO and Secretary, will act as the inspector of election and will count the votes at the Annual Meeting.
WHAT SHOULD I DO IF I HAVE QUESTIONS REGARDING VOTING?
If you have any questions regarding voting your shares of Common Stock, please contact The Bancorp, Inc., Attention: Investor Relations, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, telephone number (215) 861-7990.
WHO IS PAYING FOR THE COST OF THIS PROXY SOLICITATION?
The cost of soliciting proxies will be borne by the Company. Directors, officers, and select employees of the Company may solicit proxies either personally, by e-mail, by letter, by telephone, or through other means, but will not be specifically compensated for soliciting such proxies.

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The Company will reimburse banks, brokerage firms, other custodians, nominees, and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the Common Stock.
HOW CAN I REQUEST A COPY OF THE COMPANY’S ANNUAL REPORT?
The Company’s Annual Report is being made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders of record as of the Record Date, and beneficial owners of Common Stock as of the Record Date, may obtain from the Company, without charge, a copy of the Annual Report as filed with the SEC by submitting a request therefor in writing. Any such request from a beneficial owner of the Common Stock must set forth a good faith representation that, as of the Record Date, the person making the request was the beneficial owner of the Common Stock. Such written requests should be directed to The Bancorp, Inc., Attention: Paul Frenkiel, Secretary, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. Our Annual Report is not incorporated into this Proxy Statement and shall not be deemed to be solicitation material.
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OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any any adjournment, recess, postponement, continuation, or rescheduling thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.
Except as set forth in this section, all shares of Common Stock represented by valid proxies received will be voted in accordance with the instructions of the proxy.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2025 ANNUAL MEETING

Proposals for Inclusion in Proxy Statement for 2025 Annual Meeting
Rule 14a-8 under the Exchange Act (“Rule 14a-8”) establishes eligibility requirements and procedures that must be followed for a stockholder’s proposal to be included in the Company’s proxy statement. Proposals submitted for inclusion in the Company’s proxy statement for its 2025 annual meeting of stockholders must be received by the Company’s Secretary no later than the close of business on December 10, 2024. Only those proposals that comply with the requirements of Rule 14a-8 will be included in the Company’s proxy statement for the 2025 annual meeting of stockholders.
Proposals and Director Nominations for 2025 Annual Meeting
Stockholders seeking to bring business before the 2025 annual meeting of stockholders outside of Rule 14a-8, or to nominate candidates for election as directors at the 2025 annual meeting of stockholders must provide timely written notice to the Company and comply with other procedural and informational requirements set forth in our Bylaws. To be considered timely, the written notice of a proposing or nominating stockholder must be delivered to the Company’s Secretary at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, not later than the close of business on the 90th day nor earlier than the 120th day prior to the May 29, 2025 anniversary date of the Annual Meeting. As a result, notice with respect to proposed business outside of Rule 14a-8 or nominations of director candidates for the 2025 annual meeting of stockholders must be received not later than the close of business on February 28, 2025 and not earlier than January 29, 2025. Notice of any proposed business or nomination must comply with the applicable informational requirements set forth in Section 2.10 of our Bylaws.
70	2024 PROXY STATEMENT

THE BANCORP, INC.
2024 EQUITY INCENTIVE PLAN
ARTICLE 1 — GENERAL
Section 1.1   Purpose, Effective Date and Term.   The purpose of The Bancorp, Inc. 2024 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of The Bancorp, Inc. (the “Company”), and its Subsidiaries, including The Bancorp Bank, National Association (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. The “Effective Date” of the Plan shall be the date the Plan first satisfies the applicable stockholder approval requirements, which is expected to be at the Annual Meeting occurring on May 29, 2024. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. On and after the Effective Date, no further awards shall be granted under The Bancorp, Inc. 2020 Equity Incentive Plan (“2020 Plan”), which shall remain in existence solely for the purpose of administering outstanding grants made thereunder.
Section 1.2   Administration.   The Plan shall be administered by the Committee, in accordance with Section 5.1.
Section 1.3   Participation.   The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.
Section 1.4   Definitions.   Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.
ARTICLE 2 — AWARDS
Section 2.1   General.   Any Award under the Plan may be granted singularly or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.6, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including as a Substitute Award. The types of Awards that may be granted under the Plan include:
(a)   Stock Options.   A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).
(b)   Restricted Stock Awards.   A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration, or such consideration as may be determined by the Committee, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.
(c)   Restricted Stock Units.   A Restricted Stock Unit Award means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit Award. A Restricted Stock Unit Award is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit

Award may be settled in cash based on the Fair Market Value of a share of Stock multiplied by the number of Restricted Stock Units being settled.
Section 2.2   Stock Options.
(a)   Grant of Stock Options.   Each Stock Option shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Stock covered by the Stock Option; (ii) the date of grant of the Stock Option; (iii) the vesting period or conditions to vesting; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s Service, as the Committee may, in its discretion, prescribe.
(b)   Terms and Conditions.   A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten years after the date of its grant (or five years after the date of its grant with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant; provided, however, that the Exercise Price of an ISO shall not be less than 110% of the Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price per share of Stock underlying a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the date of grant, provided the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) are met. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
(c)   No Dividends.   No dividends or Dividend Equivalent Rights shall accrue or be paid on Stock Options.
Section 2.3   Restricted Stock Awards.
(a)   Grant of Restricted Stock.   Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s Service, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear such restrictive legend as the Committee, in its discretion, may specify.
Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.
(b)   Terms and Conditions.   Each Restricted Stock Award shall be subject to the following terms and conditions:
(i)   Dividends.   Unless the Committee determines otherwise, no dividends shall be paid with respect to any Restricted Stock Awards (whether subject to time-based or performance-based vesting conditions) unless and until the Participant vests in the Restricted Stock Award and only for dividends declared after the vesting date. Unless the Committee determines otherwise, any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall not vest, accrue or be paid and only dividends declared after the vesting date will be paid. If the Committee determines that dividends shall be paid with respect to Restricted Stock Awards and specifies such determination in the relevant Award Agreement, no dividends on a Restricted Stock Award shall vest and be payable until the underlying Restricted Stock Award vests.
(ii)   Voting Rights.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and the voting rights shall be exercised by the Participant in the Participant’s discretion.
(iii)   Tender Offers and Merger Elections.   Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.
(iv)   The Committee may, in connection with the grant of Restricted Stock Awards, condition the vesting thereof upon the continued Service of the Participant or the attainment of specified performance measures determined by the Committee. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable performance measures) need not be the same with respect to each recipient.
Section 2.4   Restricted Stock Units.
(a)   Grant of Restricted Stock Unit Awards.   Each Restricted Stock Unit Award shall be evidenced by an Award Agreement which shall specify (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Unit Award; (iii) the restriction period (or vesting period) or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s Service, as the Committee may, in its discretion, prescribe. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.
(b)   Terms and Conditions.   Each Restricted Stock Unit Award shall be subject to the following terms and conditions:
(i)   A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose any conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable, including, without limitation, time-based restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.
(ii)   The Committee may, in connection with the grant of Restricted Stock Units, condition the vesting thereof upon the continued Service of the Participant or attainment of performance measures. The conditions for grant or vesting and the other provisions of Restricted Stock Unit Awards need not be the same with respect to each recipient. A Restricted Stock Unit Award shall be settled in shares of Stock or, if the Committee so determines, in cash, as and when the Restricted Stock Units vest, or at such other date as may be determined by the Committee and specified in the applicable Award Agreement.
(iii)   Subject to the provisions of the Plan and the applicable Award Agreement, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)   A Participant shall have no voting rights with respect to any Restricted Stock Units. Unless the Committee determines otherwise, no Dividend Equivalent Rights shall accrue or be paid on Restricted Stock Units. If the Committee determines that Dividend Equivalent Rights will be granted in connection with a Restricted Stock Unit Award, Dividend Equivalents may be paid or credited, either in cash or in actual or phantom shares of Stock, on outstanding Restricted Stock Units, subject to such terms and conditions as the Committee may deem appropriate and specify in the Award Agreement; provided however, that no Dividend Equivalents shall vest or become payable until the underlying Restricted Stock Units vest and become payable.
Section 2.5   Vesting of Awards.   The Committee shall specify the vesting schedule or conditions of each Award. The required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s death, Disability, Retirement, Involuntary Termination following a Change in Control, or other circumstances determined by the Committee ). Notwithstanding the generality of the foregoing, Awards granted under the Plan shall include regular vesting schedules under which no portion of an Award may vest or become exercisable prior to the first anniversary of the date of grant; provided however that, subject to any adjustments as described in Section 3.4 below, up to 5% of the shares of Stock authorized under the Plan as set forth in Section 3.2(a) as of the Effective Date may be granted pursuant to Awards hereunder without regard to the one-year minimum vesting requirement.
Section 2.6   Prohibition Against Option Repricing.   Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.
Section 2.7   Effect of Termination of Service on Awards.   The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. The effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards is as set forth in Article 4.
ARTICLE 3 — SHARES SUBJECT TO PLAN
Section 3.1   Available Shares.   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held in treasury or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.
Section 3.2   Share Limitations.
(a)   Share Reserve.   Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries pursuant to Awards granted under the Plan on or after the Effective Date shall be equal to 2,370,000 shares of Stock. In addition, any shares of Stock that remained available for grants under the 2020 Plan as of the Effective Date, and any shares of Stock subject to outstanding grants under the 2020 Plan as of the Effective Date that are payable in shares of Stock and that expire, are forfeited or are otherwise terminate without having been exercised, vested or settled in full, as applicable, on or after the Effective Date, may be issued with respect to Awards granted under this Plan. The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries pursuant to ISOs granted under the Plan on or after the Effective Date shall be equal to 2,370,000 shares of Stock. The aggregate number of shares of Stock available for grant under this Plan, the number of shares of Stock available for grant subject to ISOs and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.
(b)   Prohibition on Liberal Share Recycling.   For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Awards shall be reduced by the number of shares of Stock subject to Awards previously granted, subject to the following in this Section 3.2(b). To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Unit Awards) under the Plan (including grants made under the 2020 Plan) are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the

Plan. To the extent (i) a Stock Option (including a stock option granted under the 2020 Plan) is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise, vesting or settlement of an Award granted hereunder (or under the 2020 Plan); or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options (including stock options granted under the 2020 Plan), then the number of shares of Stock available shall be reduced by the gross number of shares of Stock subject to the Award rather than by the net number of shares of Stock issued. In addition, Stock purchased on the open market with the cash proceeds from the Exercise Price of Stock Options under the Plan (or exercise price of stock options granted under the 2020 Plan) will not be added to the number of shares of Stock authorized for grant under Section 3.2(a) and will not be available for future grants of Awards under the Plan.
(c)   Substitute Awards.   Shares issued or transferred under Awards made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Plan’s share reserve (subject to applicable Exchange and Code requirements).
Section 3.3   Limitations on Grants to Individuals.
(a)   Subject to Section 3.4 the maximum number of shares of Stock, in the aggregate, that may be covered by an Award granted to any one Employee or Director (other than a Company Non-Employee Director) during any calendar year shall be 500,000.
(b)   The maximum grant date value of shares of Stock subject to Awards granted to any Company Non-Employee Director under the Plan during any calendar year, taken together with any cash fees payable to such Company Non-Employee Director for services rendered as a Company Non-Employee Director during the calendar year, shall not exceed $600,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
(c)   The aggregate number of shares of Stock available for grant under this Plan and the aggregate number of shares of Stock available for grant pursuant to ISOs, in each case pursuant to Section 3.2(a), and the number of shares subject to outstanding Awards, including the limit set forth above in Section 3.3(a) shall be subject to adjustment as provided in Section 3.4.
Section 3.4   Corporate Transactions.
(a)   General.   In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards to all Participants and individually to any one individual as set forth in Section 3.3(a); (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards; and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions (including performance goals) of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
(b)   Merger in which Company is Not Surviving Entity.   In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards, respectively, granted under the Plan which remain outstanding shall be converted into Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards, as applicable, with respect to voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards, as applicable, under this Plan and reflecting the same economic benefit (for Stock Options, as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, consolidation or other business reorganization; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards, as applicable, be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange: (i) for Stock Options, a payment (in cash or stock, as determined by the Committee) per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder, and (ii) for Restricted Stock Awards and Restricted Stock Unit Awards, as applicable, a payment (in cash or stock, as determined by the Committee) per share of Stock equal to the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization.
Section 3.5   Delivery of Shares.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)   Compliance with Applicable Laws.   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.
(b)   Certificates.   To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.
ARTICLE 4 — CHANGE IN CONTROL
Section 4.1   Consequence of a Change in Control.   Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, change in control or severance agreement entered into by and between the Company and/or a Subsidiary and an Employee:
(a)   At the time of an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned, vested and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, but not later than the expiration of the term of the Stock Option; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following such Involuntary Termination.
(b)   At the time of an Involuntary Termination at or following Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.
(c)   All Awards that vest based on the attainment of specified performance measures shall vest and be payable in accordance with the terms set forth in the applicable Award Agreement.

(d)   To the extent not specified herein or in the Award Agreement, the Committee shall have the discretion to determine the treatment of outstanding unvested Awards, provided, however, that any such Awards will be deemed earned and shall vest upon consummation of a Change in Control if not assumed or replaced by a successor entity.
(e)   Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards: the Committee may (i) determine that outstanding Stock Options shall accelerate and become exercisable, in whole or in part, upon the Change in Control or upon such other event as the Committee determines, (ii) determine that the restrictions and conditions on outstanding Restricted Stock Awards or Restricted Stock Unit Awards shall lapse, in whole or in part, upon the Change in Control or upon such other event as the Committee determines, (iii) determine that Participants holding Restricted Stock Units or Dividend Equivalent Rights shall receive a payment in settlement of such Restricted Stock Units or Dividend Equivalent Rights in an amount determined by the Committee, (iv) require that Participants surrender their outstanding Stock Options in exchange for a payment by the Company, in cash or Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Stock Options exceeds the Exercise Price of the Stock Options, or (v) after giving Participants an opportunity to exercise their outstanding Stock Options, terminate any or all unexercised Stock Options at such time as the Committee deems appropriate. The Committee may, in its discretion, cancel and terminate any Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder. Such surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions.
Section 4.2   Definition of Change in Control.   For purposes of this Agreement, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:
(a)   Merger:   The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;
(b)   Acquisition of Significant Share Ownership:   A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s Voting Securities; provided, however, that this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;
(c)   Change in Board Composition:   During any period of two consecutive years, individuals who constitute members of the Board or members of the Bank’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Board or the Bank’s board of directors; provided, however, that for purposes of this clause (c), each director who is first elected by the applicable board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period, and each director who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or
(d)   Sale of Assets:   The Company or the Bank sells to a third party all or substantially all of its assets.
Notwithstanding the foregoing, in the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.
ARTICLE 5 — COMMITTEE
Section 5.1   Administration.   The Plan shall be administered by the Committee.   The Board (or if necessary to maintain compliance with the applicable list of standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
Section 5.2   Powers of Committee.   The administration of the Plan by the Committee shall be subject to the following:
(a)   The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.19 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, if and for so long as the Bank may be designated as being in troubled condition by its primary Federal banking regulator, no Awards under this Plan that would be subject to 12 C.F.R. Part 359 shall be granted without the prior approval of the Company’s primary Federal banking regulator with the concurrence of the Federal Deposit Insurance Corporation.
(b)   The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c)   The Committee will have the authority to define terms not otherwise defined herein.
(d)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.
(f)   The Committee will have the authority to (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Code Section 409A, the ISO requirements or applicable laws and regulations.
Section 5.3   Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board the authority to grant Awards under the Plan; or (b) delegating to a committee of one or more members of the Board who are not Company Non-Employee Directors, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4   Information to be Furnished to Committee.   As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5   Committee Action.   All actions of the Committee (or its delegate pursuant to Section 5.3) shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 — AMENDMENT AND TERMINATION
Section 6.1   General.   The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 3.4, Section 6.2 and Section 6.3) may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may made without stockholder approval to the extent such stockholder approval is required under applicable law, including the Code, or an Exchange.
Section 6.2   Amendment to Conform to Law and Accounting Changes.   Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A in accordance with Section 6.3); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board (“FASB”) subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 6.3 to any Award granted under the Plan without further consideration or action.
Section 6.3   If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
ARTICLE 7 — GENERAL TERMS
Section 7.1   No Implied Rights.
(a)   No Rights to Specific Assets.   Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)   No Contractual Right to Employment or Future Awards.   The Plan does not constitute a contract of employment or service, and selection as a Participant will not give any Participant the right to be retained in the employ of, or provide services to, the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
(c)   No Rights as a Stockholder.   Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2   Transferability.   Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer within the meaning of this subparagraph (iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee may provide, in an Award Agreement or at such other time after the grant of the Award, that a Participant may transfer Stock Options (other than ISOs) or Restricted Stock Awards to Immediate Family Members, trusts and partnerships established for the primary benefit of such family members or to charitable organizations according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Stock Option or Restricted Stock Award and the transferred Stock Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Stock Option or Restricted Stock Award immediately before the transfer.
Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit is not transferable, except in the event of death pursuant to a Beneficiary Designation or by will or by the laws of descent and distribution.
Section 7.3   Designation of Beneficiaries.   A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4   Non-Exclusivity.   Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options, and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5   Award Agreement.   Each Award granted under the Plan shall be evidenced by an Award Agreement acknowledged by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.
Section 7.6   Form and Time of Elections/Notification Under Code Section 83(b).   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7   Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8   Tax Withholding.   Where a Participant is entitled to receive shares of Stock upon the vesting, exercise or settlement of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting, exercise or settlement, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld. To the extent determined by the Committee pursuant to procedures established by the Committee and specified in an Award Agreement, applicable tax withholding may be satisfied by the Company retaining shares of Stock with a value up an amount up to a Participant’s highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor required for federal, state and local tax withholding by (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Unit Awards, withholding a number of shares (based on the Fair Market Value on the vesting or settlement date, respectively) otherwise vesting or becoming payable that would satisfy the tax withholding in an amount up to a Participant’s highest marginal rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor.
Section 7.9   Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.
Section 7.10   Successors.   All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
Section 7.11   Indemnification.   To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability, or expense is a result of such person’s own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12   No Fractional Shares.   Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13   Governing Law.   The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of Delaware, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14   Benefits Under Other Plans.   Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15   Compliance with Law.
(a)   With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that ISOs comply with the applicable provisions of Code Section 422, and that, to the extent applicable, Awards comply with the requirements of Code Section 409A. To the extent that any legal requirement of Section 16 of the Exchange Act or Code Sections 422 or 409A as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Code Sections 422 or 409A, as applicable, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(b)   The Plan is intended to comply with the requirements of Code Section 409A, to the extent applicable. Each Award shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A of or (ii) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, (A) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (B) payments to be made upon a Termination of Service shall only be made upon a “Separation from Service” under Code Section 409A, in accordance with Section 8.1(gg)(iv), (C) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (D) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A.
(c)   Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Subsidiary have any responsibility or liability if an Award does not meet any applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent taxation under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
Section 7.16   Validity.   If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
Section 7.17   Notice.   Unless otherwise provided in an Award Agreement or through an electronic Award administration process communicated by the Company, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
(a)   in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b)   in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or
(c)   in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.
Section 7.18   Forfeiture Events.   The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
Section 7.19   Automatic Exercise.   In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one whole share of Stock to the Participant after payment of the Exercise Price and any applicable minimum tax withholding requirements. Payment of the Exercise Price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable minimum tax withholding.
Section 7.20   Regulatory Requirements.   The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.
Section 7.21   Clawback Policy.   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.
ARTICLE 8 — DEFINED TERMS; CONSTRUCTION
Section 8.1   In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a)   “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.
(b)   “Award” means any Stock Option, Restricted Stock or Restricted Stock Unit or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.
(c)   “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. The document is referred to as an agreement, regardless of whether a Participant’s signature is required.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Cause” means if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, unless otherwise defined in the Award Agreement, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
(f)   “Change in Control” has the meaning ascribed to it in Section 4.2.
(g)   “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)   “Committee” means the Compensation Committee of the Board, which shall at all relevant times be comprised solely of three or more Company Non-Employee Directors, each of whom is intended to qualify as (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act); (ii) an “independent director” under the rules of any Exchange or automated quotation system on which the Stock is then listed, quoted or traded and (iii) independent under the Company’s Director Independence Standards, as in effect from time to time.
(i)   “Company Non-Employee Director” means a member of the Board who is not an Employee of the Company or a Subsidiary.
(j)   “Director” means (i) a member of the Board or of the board of directors of a Subsidiary; or (ii) a member of an advisory board to the Board or the board of directors of a Subsidiary.
(k)   If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, unless otherwise defined in the Award Agreement, “Disability” shall be defined in accordance with the Bank’s long-term disability plan, or in the absence of a long-term disability plan, in accordance with Code Section 409A. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
(l)   “Dividend Equivalent Rights” means the right to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.
(m)   “Employee” means any person employed by the Company or any Subsidiary as an employee. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
(n)   “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
(o)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(p)   “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.
(q)   “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on an Exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.
(r)   A termination of employment by an Employee shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events (or such other events set forth in an Award Agreement to constitute Good Reason):
(i)   a material diminution in the Participant’s base compensation;
(ii)   a material diminution in the Participant’s authority, duties or responsibilities;
(iii)   a change in the geographic location at which the Participant must perform the Participant’s duties that is more than 25 miles from the location of the Participant’s principal workplace immediately prior to the change; or

(iv)   in the event a Participant is a party to an employment, change in control or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.
None of the foregoing events or conditions will constitute Good Reason unless the Participant provides the Company or the Subsidiary employing the Participant with written objection to the event or condition within 30 days following the occurrence thereof, the Company or Subsidiary does not cure the event or condition within 30 days following receipt of that written objection, and the Participant resigns the Participant’s employment within 30 days following the expiration of that 30-day cure period.
(s)   “Immediate Family Member” means with respect to any Participant (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than 50% of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than 50% of the voting interests.
(t)   “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.
(u)   “ISO” has the meaning ascribed to it in Section 2.1(a).
(v)   “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee; or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Code Section 422.
(w)   “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.
(x)   “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.
(y)   “Restricted Stock Unit” or “Restricted Stock Unit Award” has the meaning ascribed to it in Sections 2.1(c) and 2.4.
(z)   “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of the latest age at which a Director is eligible for election or appointment as a voting member of the board of directors under the charter, or if there are no age limitations for serving as a Director, then age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the board(s) of directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such board(s) of directors of the non-Employee Director’s intention to retire. Unless otherwise specified in an Award Agreement, a non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service for purposes of vesting of Awards and exercise of Stock Options.
(aa)   “SEC” means the United States Securities and Exchange Commission.
(bb)   “Securities Act” means the Securities Act of 1933, as amended from time to time.
(cc)   “Service” means service as an Employee or Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. With respect to Employees, Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(dd)   “Stock” means the common stock of the Company, $1.00 par value per share.
(ee)   “Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.
(ff)   “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.
(gg)   “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
(i)   The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(ii)   The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).
(iii)   If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.
(iv)   Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Company or Subsidiary and the Participant reasonably anticipate that no further services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further services performed will be less than 50% of the average level of bona fide services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.
(v)   With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.
(hh)   “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2   In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)   actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(c)   in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(d)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)   “indications of time of day mean Eastern Time;
(f)   “including” means “including, but not limited to”;
(g)   all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h)   all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)   the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j)   any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)   all accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles.

2024 ANNUAL MEETING OF STOCKHOLDERS OFTHE BANCORP, INC.to be held at 10:00 A.M. ET on May 29, 2024 at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have this document available when you access the web page.Vote online until 11:59 P.M. ET on May 28, 2024 (the day before the meeting).MAIL - Sign, date and mail your proxy card in the postage-paid envelope provided as soon as possible. If you vote by mail, your vote must be received no later than 11:59 P.M. ET on May 28, 2024 (the day before the meeting).IN PERSON - You may vote your shares in person by attending the Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.Please complete, sign and date the below proxy card, detach along perforated line and mail it in the postage-paid envelope provided.052924THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE IN PROPOSAL 1, AND A VOTE "FOR" PROPOSALS 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: x 1.Election of ten directors to serve for a term of one year. Michael J. BradleyMatthew N. Cohn Cheryl D. Creuzot Hersh Kozlov Damian M. KozlowskiWilliam H. Lamb FOR AGAINST ABSTAIN 2.Advisory (non-binding) approval of the 2023 compensation of The Bancorp, Inc.'s named executive officers.3.Advisory (non-binding) ratification of the appointment of Crowe LLP as The Bancorp, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2024.4.Approval of The Bancorp, Inc. 2024 Equity Incentive Plan. FOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN James J. McEntee III Daniela A. Mielke Stephanie B. Mudick Mark E. Tryniski In their discretion, the designated proxies named in the Proxy Statement are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof.This proxy is solicited on behalf of the Board of Directors of The Bancorp, Inc. This proxy, if properly executed, will be voted in the manner instructed above. If no instruction is given, this proxy will be voted "FOR" the election of each director nominee in Proposal 1, and "FOR" Proposals 2, 3 and 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in partnership name by authorized person.

2024 ANNUAL MEETING OF STOCKHOLDERS OFTHE BANCORP, INC.to be held at 10:00 A.M. ET on May 29, 2024 at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALSFOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 29, 2024:The Notice of Annual Meeting, Proxy Statement and Annual Reportare also available at - https://investors.thebancorp.com/financial-information/proxy-materials/default.aspxPlease complete, sign, dateand mail your proxy card inthe envelope provided assoon as possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in partnership name by authorizedperson.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.1. Election of ten directors to serve for a term of one year.Michael J. BradleyMatthew N. CohnCheryl D. CreuzotHersh KozlovDamian M. KozlowskiWilliam H. LambJames J. McEntee IIIDaniela A. MielkeStephanie B. MudickMark E. Tryniski2. Advisory (non-binding) approval of the 2023 compensation of TheBancorp, Inc.'s named executive officers.3. Advisory (non-binding) ratification of the appointment of Crowe LLP asThe Bancorp, Inc.'s independent registered public accounting firm forthe fiscal year ending December 31, 2024.4. Approval of The Bancorp, Inc. 2024 Equity Incentive Plan.In their discretion, the designated proxies named in the Proxy Statement are authorized tovote upon such other business as may properly come before the meeting and anyadjournment, postponement or continuation thereof.This proxy is solicited on behalf of the Board of Directors of The Bancorp, Inc. Thisproxy, if properly executed, will be voted in the manner instructed above. If noinstruction is given, this proxy will be voted "FOR" the election of each directornominee in Proposal 1, and "FOR" Proposals 2, 3 and 4.THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE IN PROPOSAL 1,AND A VOTE "FOR" PROPOSALS 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: xPlease complete, sign and date the below proxy card, detach along perforated line and mail it in the postage-paid ------------------ e n v e l o p e p r o v i d e d . ----------------052924FOR AGAINST ABSTAINGO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.FOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN

THE BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Damian M. Kozlowski and Paul Frenkiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock, par value $1.00 per share, of The Bancorp, Inc. (the “Company”) held of record by the undersigned as of the close of business on April 2, 2024, at the Annual Meeting of Stockholders to be held at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, at 10:00 A.M. ET on May 29, 2024, or any adjournment, postponement or continuation thereof. (Continued and to be signed on the reverse side) 1.114475